                                                                    EXHIBIT 10.6

                                      LEASE

                                 BY AND BETWEEN

                     TRUSTEES OF 4 MAGUIRE ROAD REALTY TRUST
                                    LANDLORD

                                       AND

                      PREDIX PHARMACEUTICALS HOLDINGS, INC.
                                     TENANT

                                 4 MAGUIRE ROAD
                            LEXINGTON, MASSACHUSETTS

                                Table of Contents

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ARTICLE 1  Reference Data..............................................    1

   1.1   Introduction and Subjects Referred To.........................    1
   1.2   Exhibits......................................................    2

ARTICLE 2  Premises and Term...........................................    3

   2.1   Premises......................................................    3
   2.2   Term..........................................................    3
   2.3   Extension Option..............................................    3
   2.4   Measurement of the Premises and Building......................    5

ARTICLE 3  Commencement and Condition..................................    5

   3.1   Commencement Date.............................................    5
   3.2   Preparation of the Premises...................................    5
   3.3   Conclusiveness of Landlord's Performance......................    7
   3.4   Tenant Delay: Force Majeure...................................    7
   3.5   Construction Representatives..................................    9
   3.6   Application of Remaining Contribution.........................    9
   3.7   Early Access..................................................   10

ARTICLE 4  Rent, Additional Rent, Insurance and Other Charges..........   10

   4.1   The Annual Fixed Rent.........................................   10
   4.2   Additional Rent...............................................   10
         4.2.1 Real Estate Taxes.......................................   11
         4.2.2 Operating Costs.........................................   12
   4.3   Personal Property and Sales Taxes.............................   16
   4.4   Insurance.....................................................   16
   4.5   Utilities.....................................................   17
   4.6   Late Payment of Rent..........................................   18
   4.7   Security Deposit..............................................   18

ARTICLE 5  Landlord's Covenants........................................   20

   5.1   Affirmative Covenants.........................................   20
         5.1.1 Heat and Air-Conditioning...............................   20
         5.1.2 Landscaping.............................................   20
         5.1.3 Elevator, Lighting and Electricity......................   20
         5.1.4 Repairs.................................................   21
   5.2   Interruption..................................................   21
   5.3   Outside Services..............................................   21
   5.4   Access to Building............................................   21
   5.5   Parking.......................................................   22
   5.6   Compliance with Americans with Disabilities Act...............   22
   5.7   Hazardous Waste Representation and Covenants..................   22
   5.8   Indemnification...............................................   23
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                                Table of Contents
                                   (continued)

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ARTICLE 6  Tenant's Additional Covenants..................................................   23

   6.1   Affirmative Covenants............................................................   23
         6.1.1 Perform Obligations........................................................   23
         6.1.2 Use........................................................................   23
         6.1.3 Repair and Maintenance.....................................................   23
         6.1.4 Compliance with Law........................................................   24
         6.1.5 Indemnification............................................................   24
         6.1.6 Landlord's Right to Enter..................................................   25
         6.1.7 Personal Property at Tenant's Risk.........................................   25
         6.1.8 Payment of Landlord's Cost of Enforcement..................................   25
         6.1.9 Yield Up...................................................................   26
         6.1.10 Rules and Regulations.....................................................   27
         6.1.11 Estoppel Certificate......................................................   27
         6.1.12 Landlord's Expenses For Consents..........................................   27
         6.1.13 Financial Information.....................................................   27
   6.2   Negative Covenants...............................................................   27
         6.2.1 Assignment and Subletting..................................................   27
         6.2.2 Nuisance...................................................................   31
         6.2.3 Floor Load; Heavy Equipment................................................   31
         6.2.4 Electricity................................................................   32
         6.2.5 Installation, Alterations or Additions.....................................   32
         6.2.6 Intentionally Deleted......................................................   33
         6.2.7 Signs......................................................................   33
         6.2.8 Oil and Hazardous Materials................................................   34

ARTICLE 7  Casualty or Taking.............................................................   35

   7.1   Termination......................................................................   35
         7.1.1 Termination by Landlord ...................................................   35
         7.1.2 Termination by Tenant......................................................   36
   7.2   Restoration......................................................................   36
   7.3   Award............................................................................   37
   7.4   Effect of Casualty or Taking on the Tax Excess and the Operating Cost Excess.....   37

ARTICLE 8  Defaults.......................................................................   37

   8.1   Default of Tenant................................................................   37
   8.2   Remedies.........................................................................   38
   8.3   Remedies Cumulative..............................................................   40
   8.4   Landlord's Right to Cure Defaults................................................   40
   8.5   Holding Over.....................................................................   41
   8.6   Effect of Waivers of Default.....................................................   41
   8.7   No Waiver, etc...................................................................   41
   8.8   No Accord and Satisfaction.......................................................   41
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                                Table of Contents
                                   (continued)

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ARTICLE 9  Rights of Holders..............................................................   42

   9.1   Rights of Mortgagees or Ground Lessor............................................   42
   9.2   Modifications....................................................................   43
   9.3   Subordination, Non-Disturbance and Attornment....................................   43

ARTICLE 10  Miscellaneous Provisions......................................................   43

   10.1  Notices..........................................................................   43
   10.2  Quiet Enjoyment; Landlord's Right to Make Alterations, Etc.......................   43
   10.3  Recording of Lease; Confidentiality of Lease Terms...............................   44
   10.4  Assignment of Rents and Transfer of Title; Limitation of Landlord's Liability....   44
   10.5  Landlord's Default...............................................................   45
   10.6  Notice to Mortgagee and Ground Lessor............................................   46
   10.7  Brokerage........................................................................   46
   10.8  Applicable Law and Construction..................................................   46

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                                      iii

                                      LEASE

                                 4 Maguire Road
                            Lexington, Massachusetts

                                   ARTICLE 1

                                 Reference Data

1.1 Introduction and Subjects Referred To.

      This is a lease (this "Lease") entered into by and between Trustees of 4 Maguire Road Realty Trust, under Declaration of Trust dated January 30, 1998 and filed with Middlesex County Registry District of the Land Court as Document No. 1054066 ("Landlord") and Predix Pharmaceuticals Holdings, Inc., a Delaware corporation ("Tenant").

      Each reference in this Lease to any of the following terms or phrases shall be construed to incorporate the corresponding definition stated in this
Section 1.1.

      Date of this Lease:       January 25, 2005.

      Building and Property:    That building in the Town of Lexington,
                                Massachusetts known as 4 Maguire Road (the
                                "Building"). The Building and the land parcels on which it is located and the sidewalks adjacent thereto are hereinafter collectively referred to as the "Property".

      Premises:                 A portion of the first floor of the Building
                                containing a pH neutralization tank and related equipment, the exact location and size to be determined by Landlord and Tenant by the Final
                                Plans Date, and the entire rentable area on the second floor of the Building, substantially as shown on Exhibit A hereto.

      Premises Rentable Area:   27,500 square feet, subject to the provisions of
                                Section 2.4.

      Original Term:            Seven (7) years and two (2) months, commencing
                                on the Commencement Date and expiring on the day preceding the seventh anniversary of the Rent
                                Commencement Date.

      Annual Fixed Rent:        The sum of (i) for the period commencing on the
                                Rent Commencement Date and expiring on the day preceding the first anniversary of the Rent
                                Commencement Date, $16.29 per square foot of Premises Rentable Area, (ii) for the period commencing on the first anniversary of the Rent
                                Commencement Date and expiring on the day preceding the second anniversary of the Rent
                                Commencement Date, $19.55
                                per square foot of Premises Rentable Area, (iii) for the period commencing on the second anniversary of the Rent Commencement Date and expiring on the day preceding the fifth anniversary of the Rent Commencement Date, $25.00 per square foot of Premises Rentable Area per annum, and (iv) for the remaining two (2) years of the Original Term, $27.50 per square foot of Premises Rentable Area per annum. The first Year shall be the period commencing on the Rent Commencement Date and expiring on the day preceding the first anniversary of the Rent
                                Commencement Date, and each subsequent
                                twelve-month period shall be a subsequent Year.

      Tenant's Percentage:      Fifty percent (50%), subject to the provisions
                                of Section 2.4.

      Permitted Uses:           General offices and pharmaceutical research and
                                laboratory purposes and any other lawful purposes ancillary to the aforesaid principle uses, subject to the provisions of Subsection
                                6.1.2.

      Plan Submission Date:     March 2, 2005.

      Final Plans Date:         March 31, 2005.

      Security Deposit:         $450,000, subject to reduction as provided in
                                Section 4.7.

      Commercial General        $5,000,000 per occurrence (combined single
      Liability Insurance       limit) for property damage, bodily and personal
      Limits:                   injury and death.

      Original Address of       c/o Reit Management & Research LLC
      Landlord:                 400 Centre Street
                                Newton, Massachusetts 02458

      Original Address of       10K Gill Street
      Tenant:                   Woburn, Massachusetts 01801

      1.2   Exhibits.

      The Exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as a part of this Lease.

      EXHIBIT A. Plan showing the Premises.
      EXHIBIT A-1. Plan Showing Location of Tenant's Visitor Parking Spaces EXHIBIT B. Rules and Regulations.
      EXHIBIT C. Alterations Requirements.
      EXHIBIT D. Contractor's Insurance Requirements.
      EXHIBIT E. Clerk's Certificate.
      EXHIBIT 1. Shell and Core Work.
      EXHIBIT 2. Exterior Work.

                                   ARTICLE 2

                                Premises and Term

      2.1 Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the Premises, excluding exterior faces of exterior walls, the common lobbies, hallways, stairways, stairwells, elevator shafts and other common areas, and the escalators, elevators, pipes, ducts, conduits, wires and appurtenant fixtures and other common facilities serving the common areas, the Premises and the premises of other tenants in the Building.

      Tenant shall have, as appurtenant to the Premises, rights to use, in common with others, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice: (a) the common lobbies, hallways and stairways and loading docks of the Building, (b) the common escalators, elevators, pipes, ducts, conduits, wires and appurtenant fixtures and other common facilities serving the Premises, and (c) common walkways and driveways (if any) necessary for access to the Building.

      2.2 Term. The term of this Lease shall be for a period beginning on the Commencement Date (as defined in Section 3.1) and continuing for the Original Term and any extension of the term hereof in accordance with the provision of this Lease, unless sooner terminated as hereinafter provided. When the dates of the beginning and end of the Original Term have been determined such dates shall be evidenced by a document executed by Landlord and Tenant and delivered each to the other, but the failure of Landlord and Tenant to execute or deliver such document shall have no effect upon such dates. The Original Term and any extension of the term hereof in accordance with the provisions of this Lease is hereinafter referred to as the "term" of this Lease.

      2.3 Extension Option. So long as this Lease is still in full force and effect, and the named Tenant as set forth in Section 1.1(or any successor by merger, or any Affiliate) shall actually occupy at least seventy percent (70%) of the Premises, Tenant shall have the right to extend the term of this Lease for two (2) additional periods (the "Extended Term(s)") of three (3) years each. Each Extended Term shall commence on the day succeeding the expiration of the Original Term or the preceding Extended Term, as the case may be, and shall end on the day immediately preceding the third anniversary of the commencement of such Extended Term. All of the terms, covenants and provisions of this Lease applicable immediately prior to the expiration of the then current term (i.e. Original Term or Extended Term, as applicable) shall apply to each such Extended Term except that (i) the Annual Fixed Rent for each such Extended Term shall be ninety-five percent (95%) of the Market Rate (as hereinafter defined) for the Premises determined as of the commencement of such Extended Term, as designated by Landlord by notice to Tenant ("Landlord's Notice"), but subject to Tenant's right to dispute as hereinafter provided; and (ii) Tenant shall have no further right to extend the term of this Lease beyond the Extended Terms hereinabove provided. If Tenant shall elect to exercise any of the aforesaid options, it shall do so by giving Landlord notice ("Tenant's Extension Notice") of its election not later than one year, nor sooner than eighteen (18) months, prior to the expiration of the then current term of this Lease (Original Term or Extended Term, as applicable). If Tenant fails to give any such notice to Landlord, the term of this Lease shall automatically terminate no later than the end of the term then in effect, and Tenant shall have no further option to extend the term of this Lease, it being agreed that time is of the essence with respect to the giving of any such notice. If Tenant shall extend the term hereof pursuant to the provisions of this Section 2.3, such extension shall be automatically effected without the execution of any additional documents, but Tenant shall, at Landlord's request, execute an agreement confirming the Annual Fixed Rent for the applicable Extended Term.

      "Market Rate" shall mean the then fair market annual rental rate and terms for the Premises for the applicable period (determined as set forth below). Within thirty (30) days after Landlord's receipt of a Tenant's Extension Notice, Landlord shall provide Landlord's Notice. Within thirty (30) days after Tenant's receipt of Landlord's Notice, Tenant shall either accept Landlord's determination of the Market Rate or shall propose its determination of the Market Rate by providing notice to Landlord. If Tenant disagrees with Landlord's designation of the Market Rate, the parties shall meet for the purpose of reaching agreement. If the parties cannot agree upon the Market Rate by the date that is thirty (30) days following Landlord's receipt of Tenant's proposal, then the Market Rate shall be submitted to appraisal as follows: Within fifteen (15) days after the expiration of such thirty (30) day period, Landlord and Tenant shall designate a mutually acceptable appraiser, or either party then may request the American Arbitration Association, Boston office (or any successor organization) to designate an independent appraiser in accordance with its then prevailing rules.

      Any appraisers selected as herein provided shall have at least ten (10) years experience in the leasing, ownership or management of 1,000,000 or more square feet of floor area of properties of the same type and quality as the Building in the Route 128 market area. Each party shall pay one half (1/2) of the fees and expenses of the appraiser and all other expenses of the appraisal. The parties shall have the opportunity to present evidence in accordance with reasonable procedures prescribed by the appraiser. The decision and award of the appraiser shall be in writing and shall be final and conclusive on all parties, and counterpart copies thereof shall be delivered to both Landlord and Tenant. Judgment upon the award of the appraiser may be entered in any court of competent jurisdiction.

      The appraiser shall select the Market Rate determination of either Landlord or Tenant that the appraiser considers closest to his or her own determination of the Market Rate of the Premises for the applicable Extended Term and render a decision and award as to such determination to both Landlord and Tenant (a) within twenty (20) days after the appointment of the appraiser. In rendering such decision and award, the appraiser shall assume (i) that the Premises are available in the then rental market, (ii) that Landlord has had a reasonable time to locate a tenant, (iii) that neither Landlord nor the prospective tenant is under a compulsion to rent, (iv) that Landlord and Tenant are typically motivated, well-informed and well-advised, and each is acting in what it considers its own best interest, (v) the Premises are appropriate and desired for immediate occupancy by Tenant and contain no work that has been carried out thereon by Tenant, its subtenant(s), or its or their successors-in-interest during the Term of this Lease which has diminished the rental value of the Premises, and (vi) that in the event the Premises are destroyed or damaged by fire or other casualty prior to the commencement of the applicable Extended Term, they have been fully restored. In rendering such decision and award, the appraiser shall consider the fair market annual rents (as the same may change over time and considering any rent abatement or other offset against stated annual rents) then being charged for comparable space in comparable buildings for the period of the applicable Extended Term in the Route 128 market area, but shall not modify the provisions of this Lease.

      If the dispute between the parties as to the Market Rate has not been resolved before the commencement of Tenant's obligation to pay the Annual Fixed Rent based upon determination of such Market Rate, then Tenant shall pay the Annual Fixed Rent under the Lease for the annual period just ended until either the agreement of the parties as to the Market Rate, or the decision of the appraiser(s), as the case may be, at which time Tenant shall pay any underpayment of the Annual Fixed Rent to Landlord, or Landlord shall refund any overpayment of the Annual Fixed Rent to Tenant.

      2.4 Measurement of the Premises and Building. Landlord shall cause its architect to determine the measurement of the Premises and the Building in accordance with the ANSI/BOMA Z65.1 1996 standards. Such measurement shall occur only once, shall be made only after reasonable prior notice to Tenant, and at Tenant's request the architect shall meet with Tenant or its architect to provide any appropriate substantiation.

      If the rentable area of the Premises, as so measured, is different from the Premises Rentable Area as set forth in Section 1. 1, the definition of Premises Rentable Area for all purposes (e.g. Annual Fixed Rent, Landlord's Contribution and the Applied Rent Amount) shall be deemed amended in accordance with such measurement, and if the Premises Rentable Area as so measured is not one-half of the rentable area of the Building as so measured ("Building Rentable Area"), Tenant's Percentage shall be amended to be the ratio of the Premises Rentable Areas as so measured to Building Rentable Area, all retroactively to the Commencement Date.

      In the event of any adjustment pursuant to this Section 2.3, Landlord and Tenant shall promptly execute a written statement setting forth the recomputed Premises Rentable Area and Tenant's Percentage, but the failure by either party to execute such a statement shall have no effect on the validity of such recomputation.

                                    ARTICLE 3

                           Commencement and Condition

      3.1 Commencement Date. The Commencement Date shall be the Substantial Completion Date, as defined in Section 3.2(c).

      3.2 Preparation of the Premises.

            (a) Landlord and Tenant shall adhere to any schedules for submittals and decisions reasonably established by The Richmond Group to have final construction drawings ("Tenant's Plans") for the initial improvements to the Premises completed on or before the Final Plans Date.

            (b) Landlord shall fill in the atrium on the second floor and perform the alterations and improvements described on Exhibit 1 (the "Shell and Core Work") and shall perform the alterations and improvements to the exterior of the Building described on Exhibit 2 (the "Exterior Work"). Landlord shall cause the improvements to the second floor lobby common area to be consistent with adjacent areas of the Premises, and shall seek input from Tenant regarding the Exterior Work prior to Landlord finalizing plans therefor.

      Promptly after approval by Landlord of Tenant's Plans, Landlord shall also perform the work specified therein (the "Leasehold Improvement Work", and together with the Shell and Core Work and the Exterior Work, as may be modified as hereinafter provided, "Landlord's Work"); and Landlord shall use all reasonable efforts to complete Landlord's Work diligently, but Tenant shall have no claim against Landlord or right to terminate this Lease due to failure by Landlord to complete Landlord's Work by any given date, except as provided in
Section 3.4(d). Landlord shall enter into a contract to perform the Leasehold Improvement Work with The Richmond Group provided that The Richmond Group shall execute Landlord's standard form of construction contract containing the contractor's agreement to perform the Leasehold Improvement Work in accordance with Tenant's Plans and Landlord's reasonable requirements, including, without limitation, providing customary contractor insurance and performance and payment bonds and to substantially complete the Leasehold Improvement Work not later than August 31, 2005 (the "Target Delivery Date"), subject to Force Majeure and Tenant Delay, as hereinafter defined; otherwise Landlord shall be free to select the contractor to perform the Leasehold Improvement Work on the foregoing terms.

      Landlord shall perform the Shell and Core Work and the Exterior Work at its sole cost and expense, in a good and workmanlike manner, using materials that are new, commercial grade and of first-class quality. Tenant agrees that Landlord may make any changes in Landlord's Work from that shown on Tenant's Plans or the Exhibits to this Lease, the necessity or desirability of which becomes apparent following the Date of this Lease, upon prior written notice to Tenant for changes that are not substantial (either individually or in the aggregate) and do not increase the cost of Landlord's Work (either individually or in the aggregate) and with the approval of Tenant (which approval shall not be unreasonably withheld or delayed) for all other changes. Landlord shall provide Tenant with an allowance ("Landlord's Contribution") of One hundred dollars ($100.00) per square foot of Premises Rentable Area for the performance of the Leasehold Improvement Work. To the extent that the cost of the Leasehold Improvement Work exceeds Landlord's Contribution (such excess being the "Excess Cost"), Tenant shall (at Landlord's election) (i) pay fifty percent (50%) of the Excess Cost (as estimated by Landlord) to Landlord upon approval by Landlord of Tenant's Plans and the remainder of such Excess Cost within ten (10) days after delivery to Tenant of a final accounting of the cost of the Leasehold Improvement Work, or (ii) pay the entire Excess Cost within ten (10) days after delivery to Tenant of a final accounting of the cost of Leasehold Improvement Work. For purposes of this subsection (b), "cost" shall be the actual cost to Landlord of performing the Leasehold Improvement Work including, without limitation, all architectural and engineering fees and expenses in preparing Tenant's Plans or otherwise and all filing fees and other permitting costs and all contractor charges ("Contractor Charges") for the cost of work and materials, profit, general conditions and overhead and supervision, plus five percent (5%) of Contractor Charges as a fee for administering the Leasehold Improvement Work on behalf of Landlord. Tenant shall, if requested by Landlord, execute an agreement (the "Excess Cost Amendment") confirming Landlord's estimate of such Excess Cost, and (subject to Landlord's obligation to substantiate the actual Excess Cost following completion of Landlord's Work) Tenant's obligation on account thereof within five (5) Business Days after Landlord's request therefor.

            (c) The "Substantial Completion Date" shall be the first day as of which Landlord's Work has been completed except for items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after occupancy has been taken without causing undue interference with Tenant's use of the Premises (i.e. so-called "punch list" items), and a temporary or permanent certificate of occupancy has been issued. Landlord shall complete as soon as conditions permit all "punch list" items and Tenant shall afford Landlord access to the Premises for such purposes.

      3.3 Conclusiveness of Landlord's Performance. Tenant shall be conclusively deemed to have accepted Landlord's Work unless, within ten (10) months after the Commencement Date with regard to heat, ventilation and air-conditioning equipment and related work or within ninety (90) days after the Commencement Date with regard to other items, Tenant gives Landlord a notice setting forth in detail those portions of Landlord's Work Tenant does not accept. Upon Tenant's request, Landlord shall assign to Tenant any warranties provided to Landlord in connection with Landlord's Work which are assignable without expense to Landlord provided Tenant shall release Landlord from any liability with respect to the matter subject to the warranty.

      3.4 Tenant Delay; Force Majeure. A "Tenant Delay" shall be any delay in the occurrence of the Substantial Completion Date as a result of a Direct Delay (as defined in Section 3.4 (a)), plus any delay in the occurrence of the Substantial Completion Date as a result of an Additional Delay (as defined in Section 3.4(b)). Tenant shall pay to Landlord (as Additional Rent), for each day of Tenant Delay, the amount of Annual Fixed Rent, Additional Rent and other charges that would have been payable hereunder as if the Rent Commencement Date occurred, and the obligation to pay the full amount of Annual Fixed Rent, Additional Rent and other charges (without abatement) had commenced, immediately prior to such Tenant Delay.

            (a) A "Direct Delay" shall be any of the following:

                  (i) any request by Tenant that Landlord delay in the commencement or completion of the Leasehold Improvement Work or any other portions of Landlord's Work for any reason (other than as a result of Landlord's failure to perform its obligations under this Lease);

                  (ii) Tenant's failure to submit Tenant's Plans by the Plan Submission Date, or to obtain Landlord's approval thereof by the Final Plans Date, or to execute the Excess Cost Agreement if requested by Landlord or to pay when due any Excess Cost;

                  (iii) any request by Tenant for any change in any of Tenant's
                        Plans after the Final Plans Date;

                  (iv) any requirement of Tenant's Plans identified by Landlord at time of Landlord's approval of Tenant's Plans as a long lead item; or

                  (v) any other act or omission of Tenant or its officers, agents, servants or contractors (including unreasonable delay or withholding of approval to changes desired by Landlord and which require Tenant's approval, as described in Subsection 3.2(b)).

            (b) An "Additional Delay" shall be (i) any reasonably necessary change in Landlord's construction schedule resulting from a Direct Delay or (ii) any "Force Majeure" condition (as defined in subsection (e) hereof) which would have occurred after the Substantial Completion Date but for a Direct Delay.

            (c) If, as a result of a Tenant Delay, the Substantial Completion Date is delayed in the aggregate for more than ninety (90) days, Landlord may (but shall not be required to) at any time thereafter terminate this Lease by giving notice of such termination to Tenant and thereupon this Lease shall terminate without further liability or obligation on the part of either party, except that Tenant shall pay to Landlord the cost theretofore incurred by Landlord in performing Landlord's Work, plus an amount equal to Landlord's out-of-pocket expenses incurred in connection with this Lease, including, without limitation, brokerage and legal fees, together with any amount required to be paid pursuant to this Section 3.4 through the date of termination. If as a result of Force Majeure the Substantial Completion Date is delayed for more than six (6) months, Landlord may (but shall not be required to) at any time thereafter terminate this Lease by giving notice of such termination to Tenant and thereupon this Lease shall terminate without further liability or obligation on the part of either party.

            (d) Landlord shall comply with all of its obligations and enforce all of its rights under the contract it shall execute for the performance of Landlord's Work. If nevertheless the Substantial Completion Date has not occurred within ninety (90) days after the Target Delivery Date (as it may be extended pursuant to Section 3.4), Tenant shall have the right to terminate this Lease by giving notice to Landlord not later than thirty (30) days after the expiration of such ninety (90) day period; and this Lease shall cease and come to an end without further liability or obligation on the part of either party (except, if applicable, for any undischarged obligations of Tenant arising pursuant to Section 3.7, which obligations shall remain in effect) on the giving of such notice, it being agreed that time is of the essence with respect to the giving of such notice. Tenant's termination right shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure to complete Landlord's Work.

            (e) "Force Majeure" shall be defined as any strike or other labor trouble, fire, flood or other casualty, breakage, accident, repairs, unusually severe weather, governmental preemption of priorities or other controls in connection with a national or other public emergency, governmental moratoria, or inaction of governmental authority (or shortages of fuel, supplies or labor resulting therefrom), war, civil commotion, labor or transportation difficulties, inability to obtain supplies, or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control.

            (f) The Target Delivery Date shall be extended by the number of days of delay due to any Tenant Delay or Force Majeure.

      3.5 Construction Representatives. Both Landlord and Tenant shall appoint one individual as its "Construction Representative" who is authorized to act on its behalf in connection with any matters arising pursuant to this Article 3. The Construction Representative may be changed from time to time by notice hereunder from the then current Construction Representative to the other party's Construction Representative or by notice from Landlord or Tenant pursuant to
Section 10.1. The initial Construction Representatives shall be Michael Marx (Landlord) and Christine H. Wang (Tenant). Notwithstanding Section 10.1, any notices or other communication under this Article 3 may be made by letter or other writing sent by U.S. mail, facsimile or email, provided the communication is made by one party's Construction Representative to the other party's Construction Representative.

      3.6 Application of Remaining Contribution. To the extent the cost of the Leasehold Improvement Work shall be less than Landlord's Contribution, Tenant may apply such difference (the "Difference") toward the following (the "Associated Costs"): (i) architectural services incurred by Tenant in preparing Tenant's Plans (including any amounts incurred prior to the Date of this Lease),
(ii) construction management services incurred by Tenant in connection with the Leasehold Improvement Work, (iii) costs incurred by Tenant to install in the Premises any "work" as defined in Section 6.2.5 of this Lease including lab benches and fixtures, (iv) costs (including reasonable third party relocation management fees) incurred by Tenant in moving from 10K Gill Street to the Premises, (v) costs incurred by Tenant to install telephone, data and electrical cabling and wiring in the Premises and (vi) up to $100,000 of costs incurred by Tenant to purchase new office furniture; and to the extent of the remaining Difference, Landlord shall reimburse Tenant for such expenses within thirty (30) days of receipt of request therefor together with paid invoices, and provided that there shall exist no Default of Tenant and such invoices are delivered to Landlord prior to the first anniversary of the Commencement Date.

      To the extent the cost of the Leasehold Improvement Work plus any amounts paid by Landlord toward the Associated Costs shall be less than Landlord's Contribution, up to the Applied Rent Amount of such remaining difference may be applied to the first installment(s) of Annual Fixed Rent due hereunder, provided Tenant shall elect to make such application by notice to Landlord on or before the Rent Commencement Date. The "Applied Rent Amount" is $5.00 per square foot of Premises Rentable Area.

      Should there remain any portion of Landlord's Contribution that shall not have been applied toward the cost of the Leasehold Improvement Work, the Associated Costs or application against Annual Fixed Rent as provided in the previous paragraph, such remaining portion shall be available to reimburse Tenant for any "work" as defined in Section 6.2.5 of this Lease performed to the Premises in compliance with the terms of this Lease, further provided that there shall exist no Default of Tenant and provided paid invoices for such work are provided to Landlord on or before the fourth anniversary of the Commencement Date.

      Any portion of Landlord's Contribution not applied toward the cost of the Leasehold Improvement Work, the Associated Costs, credit against Annual Fixed Rent or work, as described in the three preceding paragraphs, shall be forfeited by Tenant and shall become Landlord's property.

      3.7 Early Access. Landlord acknowledges that Tenant desires to occupy a portion of the Premises of approximately five thousand (5,000) rentable square feet as soon as possible after May 31, 2005, irrespective of the fact that the Commencement Date may not have occurred. Landlord therefore agrees that, at such point as, in Landlord's reasonable judgment, Landlord's Work has proceeded to such point where Tenant may, in compliance with applicable law and building codes, occupy such portion as desired by Tenant without interfering with the performance of Landlord's Work, Tenant may occupy such portion of the Premises for the Permitted Uses. In connection with such access, Tenant agrees to cease promptly upon notice from Landlord any activity (including mere possession of such area) which shall interfere with or delay the performance of Landlord's Work. Such access by Tenant shall be deemed to be subject to all of the applicable provisions of this Lease, except that the Commencement Date shall not be deemed to have occurred but Tenant shall pay rent monthly in advance during such pre-Commencement Date period at a per annum rate of $16.25 per rentable square foot so occupied. If Tenant fails or refuses to comply with any of the obligations described or referred to above, then immediately upon notice to Tenant, Landlord may revoke Tenant's rights of access to the Premises until the Commencement Date.

                                   ARTICLE 4

               Rent, Additional Rent, Insurance and Other Charges

      4.1 The Annual Fixed Rent. Commencing on that date (the "Rent Commencement Date") which is two (2) months following the Commencement Date, Tenant shall pay Annual Fixed Rent to Landlord, or as otherwise directed by Landlord, without offset, abatement (except as provided in Article 7), deduction or demand. Annual Fixed Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month after the Rent Commencement Date and during the term of this Lease, at the Original Address of Landlord, or at such other place as Landlord shall from time to time designate by notice, by check drawn on a domestic bank.

      Annual Fixed Rent for any partial month shall be prorated on a daily basis, and if Annual Fixed Rent commences on a day other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be payable on the date Annual Fixed Rent commences and shall be equal to such pro-rated amount plus the installment of Annual Fixed Rent for the succeeding calendar month. Annual Fixed Rent for any month during which Annual Fixed Rent shall increase after the first day of such month shall be the sum of similarly pro-rated amounts for both the period prior to such change and the period from and after such change.

      4.2 Additional Rent. Tenant covenants and agrees to pay Tenant's Percentage of Taxes and Operating Costs as provided in Sections 4.2.1 and 4.2.2, and all other charges and amounts payable by or due from Tenant to Landlord (all such amounts referred to in this sentence being "Additional Rent").

            4.2.1 Real Estate Taxes. Tenant shall pay to Landlord, as Additional Rent, Tenant's Percentage of Taxes (as hereinafter defined) assessed against the Property (or estimated to be due by governmental authority) for any fiscal tax period (a "Tax Year") during the term of this Lease (Tenant's Percentage of Taxes being "Tenant's Tax Obligation"). Upon the request of Tenant, Landlord shall deliver to Tenant copies of all applicable tax bills and the calculation of Tenant's Tax Obligation. Except as otherwise provided in the immediately following paragraph, Tenant shall pay Tenant's Tax Obligation to Landlord at least thirty (30) days prior to the date or dates within any year during the term hereof that the same, or any fractional share thereof, shall be due and payable to any governmental authority responsible for collection of same (as stated in a notice to Tenant given at least thirty (30) days prior to the date or dates any such payment shall be due, which notice shall set forth the manner of computation of Tenant's Tax Obligation due from Tenant), except that such payment shall be made to Landlord not later than thirty (30) days after such notice to Tenant, if such notice is given subsequent to the date thirty (30) days prior to the date the same is due and payable as aforesaid.

      Tenant shall pay to Landlord, as Additional Rent on the first day of each calendar month during the term but otherwise in the manner provided for the payment of Annual Fixed Rent, estimated payments on account of Tenant's Tax Obligation, such monthly amounts to be sufficient to provide Landlord by the time Tax payments are due or are to be made by Landlord a sum equal to Tenant's Tax Obligation, as reasonably estimated by Landlord from time to time on account of Taxes for the then current Tax Year. If the total of such monthly remittances for any Tax Year is greater than Tenant's Tax Obligation for such Tax Year, Landlord shall credit such overpayment against Tenant's subsequent obligations on account of Taxes (or promptly refund such overpayment if the term of this Lease has ended and Tenant has no further obligations to Landlord); if the total of such remittances is less than Tenant's Tax Obligation for such Tax Year, Tenant shall pay the difference to Landlord within thirty (30) days after being so notified by Landlord.

      If, after Tenant shall have made all payments due to Landlord pursuant to this subsection 4.2.1, Landlord shall receive a refund of any portion of Taxes as a result of an abatement of such Taxes by legal proceedings, settlement or otherwise, Landlord shall credit to Tenant's subsequent obligations on account of Taxes (or promptly refund such overpayment if the term of this Lease has ended and Tenant has no further obligations to Landlord) Tenant's Percentage of that percentage of the refund (after first deducting any reasonable expenses, including attorneys', consultants' and appraisers' fees, incurred in connection with obtaining any such refund) which equals the percentage of the applicable Tax Year included in the term hereof. In addition to Tenant's rights pursuant to Mass. Gen Laws Ann. c. 59 Section 59, from time to time, Landlord, in its reasonable discretion, shall make commercially reasonable efforts to challenge obvious and materially unfair assessments of Taxes by contesting or objecting to increases in the determination of the fair market value of the Property.

      In the event that the Commencement Date shall occur or the term of this Lease shall expire or be terminated during any Tax Year, or should the Tax Year or period of assessment of real estate taxes be changed or be more or less than one (1) year, or should Tenant's Percentage be modified during any Tax Year due to a change in the rentable area of the Building and/or the

Premises or otherwise, as the case may be, then the amount of Tenant's Tax Obligation which may be otherwise payable by Tenant as provided in this subsection 4.2.1 shall be pro-rated on a daily basis based on a 365 day Tax Year.

      "Taxes" shall mean all taxes, assessments, excises and other charges and impositions (including penalties and interest only to the extent due to Tenant's failure to make payments in accordance with this Section 4.2. 1) which are general or special, ordinary or extraordinary, foreseen or unforeseen, of any kind or nature which are levied, assessed or imposed at any time during the term by any governmental authority upon or against or with respect to the Property, Landlord or the owner or lessee of personal property used by or on behalf of Landlord in connection with routine maintenance and operation of the Property, or taxes in lieu thereof, and additional types of taxes to supplement real estate taxes due to legal limits imposed thereon. If, at any time during the term of this Lease, any tax or excise on rents or other taxes, however described, are levied or assessed against Landlord, either wholly or partially in substitution for, or in addition to, real estate taxes assessed or levied on the Property, such tax or excise on rents or other taxes shall be included in Taxes; however, Taxes shall not include franchise, estate, inheritance, succession, capital levy, income (except to the extent that a tax on income or revenue is levied solely on rental revenues and not on other types of income and then only from rental revenue generated by the Property) or excess profits taxes assessed on Landlord. Taxes also shall include all court costs, attorneys', consultants' and accountants' fees, and other expenses incurred by Landlord contesting Taxes through and including all appeals. Taxes shall include any estimated payment made by Landlord on account of a fiscal tax period for which the actual and final amount of taxes for such period has not been determined by the governmental authority as of the date of any such estimated payment.

            4.2.2 Operating Costs. Tenant shall pay to Landlord, as Additional Rent, Tenant's Percentage of Operating Costs (as hereinafter defined) paid or incurred by Landlord with respect to the Property in any twelve-month period established by Landlord (an "Operating Year") during the term of this Lease. Except as otherwise provided in the immediately following paragraph Tenant shall pay Tenant's Percentage of Operating Costs ("Tenant's Operating Cost Obligation") to Landlord within twenty (20) days from the date Landlord shall furnish to Tenant an itemized statement thereof, prepared, allocated and computed in accordance with then prevailing customs and practices of the real estate industry, consistently applied. Any year-end statement by Landlord relating to Operating Costs (other than an invoice for a monthly estimate) shall be final and binding upon Tenant unless it shall within thirty (30) days after receipt thereof, contest any item therein by giving notice to Landlord specifying each item contested and the reasons therefor.

      Tenant shall pay to Landlord, as Additional Rent on the first day of each calendar month during the term but otherwise in the manner provided for the payment of Annual Fixed Rent, estimated payments on account of Tenant's Operating Cost Obligation, such monthly amounts to be sufficient to provide to Landlord, by the end of each Operating Year, a sum equal to the Tenant's Operating Cost Obligation for such Operating Year, as reasonably estimated by Landlord from time to time during such Operating Year. If, at the expiration of each Operating Year in respect of which monthly installments of Operating Cost Obligation shall have been made as aforesaid, the total of such monthly remittances is greater than the Tenant's Operating Cost Obligation for such Operating Year, Landlord shall credit such overpayment against

Tenant's subsequent obligations on account of Operating Costs (or promptly refund such overpayment if the term of this Lease has ended and Tenant has no further obligation to Landlord); if the total of such remittances is less than the Operating Cost Obligation for such Operating Year, Tenant shall pay the difference to Landlord within ten (10) days after being so notified by Landlord.

      In the event that the Commencement Date shall occur or the term of this Lease shall expire or be terminated during any Operating Year or Tenant's Percentage shall be modified during any Operating Year due to a change in the rentable area of the Building and/or the Premises or otherwise, as the case may be, then the amount of Tenant's Operating Cost Obligation which may be payable by Tenant as provided in this subsection 4.2.2 shall be pro-rated on a daily basis based on a 365 day Operating Year.

      "Operating Costs" shall include all costs and expenses reasonably paid or incurred for the operation, cleaning, management, maintenance, repair, upkeep and security of the Property, including, without limitation:

            (a) all salaries, wages, fringe benefits, payroll taxes and workmen's compensation insurance premiums related thereto and all other costs paid or incurred with respect to employment of personnel engaged in operation, administration, cleaning, maintenance, repair, upkeep and security of the Property including, without limitation, supervisors, property managers, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers;

            (b) all utilities and other costs related to provision of heat (including oil, steam and/or gas), electricity, air conditioning, and water (including sewer charges) and other utilities to the Property (exclusive of reimbursement to Landlord for any of same received as a result of direct billing to any tenant of the Building);

            (c) all costs, including supplies, material and equipment costs, for cleaning and janitorial services to the common areas of the Property (including, without limitation, exterior window cleaning), and interior and exterior landscaping and pest control;

            (d) the cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Property, provided that, in the case of any such equipment used jointly on other property of Landlord, such costs shall be suitably prorated among the Property and such other properties;

            (e) all costs and premiums for fire, casualty, rental income, liability and such other insurance as may be maintained reasonably from time to time by Landlord relating to the Property;

            (f) all costs of maintaining, repairing, decorating, operating, administering, inspecting and protecting the Property (including, without limitation, lighting, installation, maintenance, repair and alteration of signs, snow removal on the Property and adjacent walks and ways, paving, patching and restriping of parking areas and operation, maintenance, replacement and repair of heating, ventilating and air conditioning equipment, fire protection and security systems, elevators, roofs, parking areas and any other common Building equipment, systems or facilities), and all costs of structural and other repairs and replacements (other than repairs for which Landlord has received full reimbursement from contractors, other tenants of the Building or from others) necessary to keep the Property in good working order, repair, appearance and condition;

            (g) costs of compliance with any laws, rules, regulations, ordinances, agreements or standards applicable to the Building or the Property, which conformance is not the responsibility of any tenant of the Building, and which Landlord elects or is required to perform, and costs of testing and monitoring for any Hazardous Materials (as defined in Section 6.2.8) in the Building or Property, which is not the responsibility of any tenant of the Building, and which Landlord elects to perform;

            (h) all costs incurred in connection with the administration and supervision of all matters referred to in items (a) through (g) hereof and in performing Landlord's obligations under Article 5, including Landlord's office overhead costs provided that, if any such administrative or supervisory personnel are also employed on other property of Landlord, such cost of compensation shall be suitably prorated among the Property and such other properties;

            (i) payments under all service contracts relating to matters referred to in Items (a) through (h) hereof;

            (j) a management fee of three percent (3%) of gross rents payable by tenants of the Property; and

            (k) reasonable attorney's fees and disbursements (exclusive of any such fees and disbursements incurred in tax abatement proceedings or in the preparation of leases) and auditing and other professional fees and expenses.

      If, after twenty-four months after the Commencement Date and during the term of this Lease, Landlord shall make any capital expenditure, the total cost of which is not included in Operating Costs for the Operating Year in which it was made, Landlord may include in Operating Costs for the Operating Year in which such expenditure was made and in Operating Costs for each succeeding Operating Year an annual charge-off of such capital expenditure. Annual charge-offs shall be equal to the level payments of principal and interest necessary to amortize the original capital expenditure over the useful life of the improvement, repair, alteration or replacement made with the capital expenditure using an interest rate reasonably determined by Landlord as being the interest rate being charged at the time of the original capital expenditure for long-term mortgages by institutional lenders on like properties; and the useful life shall be determined reasonably by Landlord in accordance with then prevailing customs and practices of the real estate industry, consistently applied.

      Notwithstanding any other contrary provision, Operating Costs shall not include:

                  (i) the cost of any additions or expansions to the rentable areas of the Property;

                  (ii) any leasehold improvements performed to any premises intended to be occupied by individual tenants;

                  (iii) any reserves for future expenditures not yet incurred;

                  (iv)  ground lease rental;

                  (v) costs incurred by Landlord for repair or restoration to the extent that Landlord is reimbursed by insurance or condemnation proceeds or that the same is covered by warranty;

                  (vi) attorneys' fees, leasing commissions and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of, or persons, firms or entities with respect to, the Property;

                  (vii) expenses in connection with services or benefits that are not offered to Tenant;

                  (viii) costs incurred by Landlord due to the negligence or misconduct (including any violation of law) of Landlord or its agents, contractors, licensees and employees or the violation by Landlord or any tenants or other occupants of the terms and conditions of any lease of space or other agreements including this Lease;

                  (ix) interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering all or any portion of the Property;

                  (x) all items and services for which Tenant or any other tenant reimburses Landlord or that Landlord provides exclusively to one or more tenants (other than Tenant) but not all tenants;

                  (xi) advertising and promotional expenditures in connection with leasing the Property;

                  (xii) electric power and any other utility costs for which any tenant or occupant directly contracts with the local public service company;

                  (xiii) any costs relating to clean-up of hazardous materials, asbestos and the like;

                  (xiv) any charges for depreciation of the Building, fixtures or otherwise; and

                  (xv) the cost of any electric current or other utility furnished to any leasable area of the Building.

      In addition, if during any portion of any Operating Year for which Operating Costs are being computed, less than ninety-five percent (95%) of the rentable area of the Building was leased to tenants or if Landlord is supplying less than ninety-five percent (95%) of the rentable area of the Building with the services and utilities being supplied hereunder, Landlord may, at its option, reasonably project, on an item-by-item basis, the Operating Costs that would have been incurred if ninety-five percent (95%) of the Building were occupied for such Operating Year and such services and utilities were being supplied to ninety-five percent (95%) of the rentable area of the Building, and such projected amount shall, for the purposes hereof, be deemed to be the Operating Costs for such Operating Year.

      4.3 Personal Property and Sales Taxes. Tenant shall pay all taxes charged, assessed or imposed upon the personal property of Tenant and all taxes on the sales of services or inventory, merchandise and any other goods by Tenant in or upon the Premises.

      4.4 Insurance. Tenant shall, at its expense, take out and maintain, throughout the tenor of this Lease, the following insurance:

            4.4.1 Commercial general liability insurance (on an occurrence basis and on a 1988 ISO CGL form or its equivalent, including without limitation, broad form contractual liability, bodily injury, property damage, fire legal liability, and products and completed operations coverage) under which Tenant is named as an insured and Landlord and Reit Management and Research LLC (and the holder of any mortgage on the Premises or Property, as set out in a notice from time to time) are named (on an ISO Form 20226 or as otherwise acceptable to Landlord) as additional insureds as their interests may appear, in an amount which shall, at the beginning of the term, be at least equal to the Commercial General Liability Insurance Limits, and, which, from time to time during the term, shall be for such higher limits, if any, as Landlord shall reasonably determine to be customarily carried in the area in which the Premises are located at property comparable to the Premises and used for similar purposes;

      Worker's compensation insurance with statutory limits covering all of Tenant's employees working on the Premises; and

      So-called "special form" property insurance on a "replacement cost" basis with an agreed value endorsement covering all furniture, furnishings, fixtures and equipment and other personal property brought to the Premises by Tenant and all improvements and betterments to the Premises performed at Tenant's expense.

            4.4.2 All such policies shall contain deductibles not in excess of that reasonably approved by Landlord, shall contain a clause confirming that such policy and the coverage evidenced thereby shall be primary with respect to any insurance policies carried by Landlord and shall be obtained from responsible companies qualified to do business and in good standing in the state or district in which the Property is located, which companies shall have a general policy holder's rating of at least A and a financial class of at least VIII by A.M. Best Company, Inc.. A copy of each paid-up policy evidencing such insurance (appropriately authenticated by the insurer) or a certificate (on ACORD Form 27 or its equivalent) of the insurer, certifying that such policy has been issued and paid in full, providing the coverage required by this Section and containing provisions specified herein, shall be delivered to Landlord prior to the commencement of the term of this Lease and, upon renewals, not less than three (3) days prior to the expiration of such coverage. Each such policy shall be non-cancelable and not materially changed with respect to the interest of Landlord and such mortgagees of the Property (and others that are in privity of estate with Landlord of which Landlord provides notice to Tenant from time to time) without at least thirty (30) days' prior written notice thereto. Any insurance required of Tenant under this Lease may be furnished by Tenant under a blanket policy carried by it provided that such blanket policy shall reference the Premises, and shall guarantee a minimum limit available for the Premises equal to the insurance amounts required in this Lease. Landlord may, at any time, and from time to time, inspect and/or copy any and all insurance policies required to be procured by Tenant hereunder.

            4.4.3 Landlord and Tenant shall each endeavor to secure an appropriate clause in, or an endorsement upon, each property damage insurance policy obtained by it and covering the Building, the Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation and permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Premises by, through or under Tenant. If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge then the party benefiting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission from such insurance companies.

      Subject to the foregoing provisions of this Subsection 4.4.3, and insofar as may be permitted by the terms of the insurance policies carried by it, each party hereby releases the other with respect to any claim which it might otherwise have against the other party for any loss or damage, excluding any deductible amounts, to the extent such damage is actually covered or would have been covered by policies of insurance required by this Lease to be carried by the respective parties hereunder. In addition, Tenant agrees to exhaust any and all claims against its insurer(s) prior to commencing an action against Landlord for any property loss.

      4.5 Utilities. Tenant shall pay all charges related to the supply of electricity and natural gas to the Premises, whether designated as a charge, tax, assessment, fee or otherwise, all such charges to be paid as the same from time to time become due. Except as otherwise provided in this Subsection 4.5 or in Article 5, it is understood and agreed that Tenant shall make its own arrangements for the installation or provision of all utilities and services and that Landlord shall be under no obligation to furnish any utilities to the Premises.

      Tenant acknowledges that Annual Fixed Rent does not include the cost of supplying electricity or water and sewer service to the Premises. If the utility serving the Premises shall agree to separate metering, electricity usage shall be separately metered (and the cost of installing such separate metering shall be included as part of the Shell and Core Work) and Tenant shall pay all bills for the supply of electricity to the Premises during the term of this Lease directly to the utility company furnishing the same. If such separate metering is not available with respect to the Premises, then Tenant shall, during such portion of the term as such separate metering is not in effect, pay as Additional Rent all cost of electricity supplied to the Premises as determined in good faith by Landlord by submetering or similar device and the cost of operating, maintaining and repairing (but not installing, which shall be done as part of the

Shell and Core Work, if applicable) any meter or other device used to measure Tenant's electrical consumption and any cost incurred by Landlord in keeping account of or determining Tenant's electrical consumption. Tenant shall pay as Additional Rent all cost of water and sewer service for the Premises during the term as determined by Landlord by submetering or other similar device and the cost of operating, maintaining and repairing (but not installing, which shall be done as part of the Shell and Core Work) any meter or other device used to measure water consumption and any cost incurred by Landlord in keeping account of or determining Tenant's water consumption. Alternatively, at Landlord's option, Tenant shall pay Tenant's Percentage of the charges for electricity service and/or the charges for water and sewer service during the term allocable to those portions of the Building leased or intended to be leased to tenants, within ten days of invoice therefor, provided however if some or all of the areas leased or intended to be leased to tenants are separately metered for electricity and/or water, such Tenant's Percentage for purposes of this Subsection 4.5 only shall be determined by dividing the rentable area of the Premises by the rentable area of the portions of the Building not separately metered for such service.

      4.6 Late Payment of Rent. If any installment of Annual Fixed Rent or any Additional Rent is not paid on or before the date the same is due, it shall bear interest (as Additional Rent) from the date due until the date paid at the Default Rate (as defined in Section 8.4). In addition, if any installment of Annual Fixed Rent or Additional Rent is unpaid for more than ten (10) days after the date due, Tenant shall pay to Landlord a late charge equal to the greater of One Hundred Dollars ($100) or three percent (3%) of the delinquent amount. The parties agree that the amount of such late charge represents a reasonable estimate of the cost and expense that would be incurred by Landlord in processing and administration of each delinquent payment by Tenant, but the payment of such late charges shall not excuse or cure any default by Tenant under this Lease. Absent specific provision to the contrary, all Additional Rent shall be due and payable in full ten (10) days after demand by Landlord.

      4.7 Security Deposit. Upon execution of this Lease, Tenant shall deposit with Landlord the Security Deposit. The Security Deposit shall be held by Landlord as security for the faithful performance of all the terms of this Lease to be observed and performed by Tenant. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord. Tenant shall cause the Security Deposit to be maintained throughout the term in the amount set forth in Section 1.1, subject to reduction as hereinafter provided. The Security Deposit shall be reduced to $350,000 as of the first anniversary of the Rent Commencement Date, to $250,000 as of the second anniversary of the Rent Commencement Date, to $150,000 as of the third anniversary of the Rent Commencement Date, and to $100,000 as of the fourth anniversary of the Rent Commencement Date; provided, however, that no reduction in the Security Deposit shall occur once there shall have existed a Default of Tenant as defined in Section 8.1.

      Tenant shall have the right to post the Security Deposit in the form of a letter of credit (the "Letter of Credit"), which shall (a) be unconditional and irrevocable and otherwise in form and substance reasonably satisfactory to Landlord; (b) permit multiple draws; (c) be issued by a commercial bank reasonably acceptable to Landlord from time to time; (d) be made payable to, and expressly transferable and assignable at no charge by, Landlord but only to the holder from time to time of the interest of Landlord under this Lease (and if the issuer shall impose a charge for transfer, Tenant shall pay such charge); (e) be payable at sight upon presentment of a sight draft accompanied by a certificate of Landlord stating either that Tenant is in default under this Lease or that Landlord is otherwise permitted to draw upon such Letter of Credit under the express terms of this Lease, and the amount that Landlord is owed (or is permitted to draw) in connection therewith; and (f) either expire not earlier than ninety (90) days following the expiration of the tern of this Lease, or be replaced not less than thirty (30) days prior to the expiration of the then current Letter of Credit so that the original Letter of Credit or a replacement thereof shall be in full force and effect throughout the term of this Lease and for a period of at least ninety (90) days thereafter. Tenant shall maintain the Letter of Credit in the amount of the Security Deposit as the same may be reduced as provided above and shall deliver to Landlord any replacement Letter of Credit not less than thirty (30) days prior to the expiration of the then current Letter of Credit. Any reduction in the amount of the Letter of Credit may be accomplished by Landlord's surrender of the existing Letter of Credit in return for Landlord's contemporaneous receipt of a new Letter of Credit in the lower amount. Notwithstanding anything in this Lease to the contrary, any grace period or cure periods which are otherwise applicable under Section 8.1 hereof, shall not apply to any of the foregoing, and, specifically, if Tenant fails to comply with the requirements of subsection (f) above or if Tenant shall fail to maintain the Letter of Credit in the full amount of the Security Deposit after any draw thereon by Landlord,. Landlord shall have the immediate right to draw upon the Letter of Credit in full and hold the proceeds thereof as a cash security deposit. Each Letter of Credit shall be issued by a commercial bank that has a credit rating with respect to certificates of deposit, short term deposits or commercial paper of at least P-2 (or equivalent) by Moody's Investor Service, Inc., or at least A-2 (or equivalent) by Standard & Poor's Corporation. If the issuer's credit rating is reduced below P-2 (or equivalent) by Moody's Investor Service, Inc., or at least A-2 (or equivalent) by Standard & Poor's Corporation, or if the financial condition of the issuer changes in any other materially adverse way, then Landlord shall have the right to require that Tenant obtain from a different issuer a substitute Letter of Credit that complies in all respects with the requirements of this Section, and Tenant's failure to obtain such substitute Letter of Credit within twenty (20) days after Landlord's demand therefor (with no other notice, or grace or cure period being applicable thereto) shall entitle Landlord immediately to draw upon the existing Letter of Credit in full, without any further notice to Tenant. Landlord may use, apply or retain the proceeds of the Letter of Credit to the same extent that Landlord may use, apply or retain any cash security deposit, as set forth herein. If Landlord draws against the Letter of Credit and uses or applies the proceeds as Landlord could apply the Security Deposit in accordance with this Lease, Tenant shall, within ten (10) days after notice from Landlord, provide Landlord with either an additional Letter of Credit in the amount so drawn or an amendment to the existing Letter of Credit restoring the amount thereof to the amount initially provided. Tenant hereby agrees to cooperate promptly, at its expense with Landlord to execute and deliver to Landlord any modifications, amendments and replacements of the Letter of Credit, as Landlord may reasonably request to carry out the terms and conditions hereof.

      If the Annual Fixed Rent or Additional Rent payable hereunder shall be overdue and unpaid or should Landlord make any payment on behalf of the Tenant, or Tenant shall fail to perform any of the terms of this Lease, then Landlord may, at its option and without notice or prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply the entire Security Deposit or so much thereof as may be necessary to compensate

Landlord toward the payment of Annual Fixed Rent, Additional Rent or other sums or loss or damage sustained by Landlord due to such breach by Tenant; and Tenant shall forthwith upon demand restore the Security Deposit to the amount stated in
Section 1.1. Notwithstanding the foregoing, upon the application by Landlord of all or any portion of the Security Deposit (with or without notice thereof to Tenant) to compensate Landlord for a failure by Tenant to pay any Annual Fixed Rent or Additional Rent when due or to perform any other obligation hereunder, and until Tenant shall have restored the Security Deposit to the amount required by Section 1.1, Tenant shall be deemed to be in default in the payment of Additional Rent for purposes of Section 8.l(a)(I) hereof. So long as Tenant shall not be in default of its obligations under this Lease, Landlord shall return the Security Deposit, or so much thereof as shall have not theretofore been applied in accordance with the terms of this Section 4.7 (and less any amounts Landlord shall estimate shall be due from Tenant following year-end reconciliation of Operating Costs and Taxes) to Tenant promptly following the expiration or earlier termination of the term of this Lease and the surrender of possession of the Premises by Tenant to Landlord in accordance with the terms of this Lease. While Landlord holds the Security Deposit, Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord's other funds. If Landlord conveys Landlord's interest under this Lease, the Security Deposit, or any part thereof not previously applied, shall be turned over by Landlord to Landlord's grantee, and Tenant shall look solely to such grantee for proper application of the Security Deposit in accordance with the terms of this Section 4.7 and the return thereof in accordance herewith. The holder of a mortgage on the Property shall not be responsible to Tenant for the return or application of the Security Deposit, whether or not it succeeds to the position of Landlord hereunder, unless such holder actually receives the Security Deposit.

                                    ARTICLE 5

                              Landlord's Covenants

      5.1 Affirmative Covenants. Landlord shall, during the term of this Lease provide the following:

            5.1.1 Heat and Air-Conditioning. Landlord shall maintain the central Building heat, ventilation and air-conditioning equipment ("HVAC") to provide outside air and chilled and heated water to a central area in the Premises. Tenant shall pay, as Additional Rent, all charges (which charges shall include costs of utilities and maintenance and repair costs) incurred by Landlord to supply HVAC to the Premises, and Landlord shall substantiate the basis of such charges using customary industry practices.

            5.1.2 Landscaping. Landlord shall provide cleaning, maintenance and landscaping to the common areas of the Building and Property (including snow removal to the extent necessary to maintain reasonable access to the Building and the parking lot) in accordance with standards generally prevailing throughout the term hereof in comparable office buildings in the Route 128 area.

            5.1.3 Elevator, Lighting and Electricity. Landlord shall furnish non-exclusive elevator service to the Premises; purchase and install, at Tenant's expense, all lamps, tubes, bulbs, starters and ballasts for lighting fixtures in the Premises; provide lighting to public and common areas of the Property; and arrange for the supply of electrical power to the Premises to accommodate a load not exceeding the limitations contained in
Section 6.2.4.

            5.1.4 Repairs. Except as otherwise expressly provided herein, Landlord shall promptly and professionally make such repairs and replacements to the roof, exterior walls, floor slabs and other structural components of the Building, and to the common areas and facilities of the Building (including any common area plumbing, electrical and HVAC equipment, elevators and any other common equipment or systems in the Building) as may be necessary to keep them in good repair and condition (exclusive of equipment installed by Tenant and except for those repairs required to be made by Tenant pursuant to Subsection 6.1.3 hereof and repairs or replacements occasioned by any act or negligence of Tenant, its servants, agents, customers, contractors, employees, invitees, or licensees).

      5.2 Interruption. Landlord shall have no responsibility or liability to Tenant for failure, interruption, inadequacy, defect or unavailability of any services, facilities, utilities, repairs or replacements or for any failure or inability to provide access or to perform any other obligation under this Lease caused by breakage, accident, fire, flood or other casualty, strikes or other labor trouble, order or regulation of or by any governmental authority, inclement weather, repairs, inability to obtain or shortages of utilities, supplies, labor or materials, war, civil commotion or other emergency, transportation difficulties or due to any act or neglect of Tenant or Tenant's servants, agents, employees or licensees or for any other cause beyond the reasonable control of Landlord, and in no event shall Landlord be liable to Tenant for any indirect or consequential damages suffered by Tenant due to any such failure, interruption, inadequacy, defect or unavailability; and failure or omission on the part of Landlord to furnish any of same for any of the reasons set forth in this paragraph shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease.

      Landlord reserves the right to deny access to the Building and to interrupt the services of the HVAC, plumbing, electrical or other mechanical systems or facilities in the Building when necessary from time to time by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary, until such repairs, alterations, replacements or improvements shall have been completed. Landlord shall use reasonable efforts to minimize the duration of any such interruption and to give to Tenant at least three (3) days' notice if service is to be interrupted, except in cases of emergency.

      5.3 Outside Services. In the event Tenant wishes to obtain services or to hire vendors relating to the Premises, Tenant shall first obtain the prior approval of Landlord for the installation and/or utilization of such services or vendors. Landlord's approval may not be withheld, conditioned or delayed unreasonably. Such services shall include, but shall not be limited to, utility providers, security services, moving services, equipment servicers and installers, catering services and the like. Notwithstanding any Landlord approval of the installation and/or utilization of such services or vendors, such installation and utilization shall be at Tenant's sole cost, risk and expense.

      5.4 Access to Building. During Normal Building Operating Hours, the Building shall, subject to the provisions of Section 5.2, be open and access to the Premises shall be freely available, subject to the Rules and Regulations. During periods other than Normal Building Operating Hours, Tenant shall have access to the Premises, but such access shall also be subject to the Rules and Regulations. Tenant acknowledges that Tenant is responsible for providing (subject to the terms of this Lease) such security to and for its property and personnel in the Premises as it deems appropriate.

      5.5 Parking. During the term of this Lease, Landlord shall provide Tenant with access to parking spaces on the Property as follows:

            (a) Tenant shall be entitled to 3.6 parking spaces per 1,000 square feet of Premises Rentable Area, rounded down to the nearest whole number. All such parking spaces shall be unreserved and available on a first-come, first-served basis, except that six (6) spaces, in the location shown on Exhibit A-1, shall be identified as reserved for Tenant's visitors.

            (b) Tenant shall use such parking spaces solely for the parking of passenger vehicles of Tenant and Tenant's employees, business invitees and guests only.

            (c) Landlord reserves the right to implement and modify systems to regulate access to and use of the parking spaces, including, without limitation, parking passes, parking stickers and card key access, or any other system reasonably designated by Landlord.

            (d) Tenant hereby indemnifies and shall defend and hold Landlord harmless form and against all claims, loss, cost or damage arising out of the use by Tenant and Tenant's employees and invitees of the parking spaces, except to the extent caused by the willful misconduct or gross negligence of Landlord or Landlord's agent or employees.

      5.6 Compliance with Americans with Disabilities Act. As of the Commencement Date, the common areas of the Property shall, to Landlord's knowledge, be in material compliance with the Americans with Disabilities Act of 1990, as amended and all other applicable laws and regulations concerning access to and use of facilities like the Building by people with disabilities, including without limitation, the Massachusetts Architectural Business Board regulations (collectively, the "ADA"). If during the term of this Lease any improvement or alteration to the common areas of the Property is necessary for compliance with the ADA and the obligation to make such improvement or alteration is not Tenant's pursuant to Sections 6.1.3, 6.1.4 or 6.2.5, Landlord shall make such required improvement or alteration.

      5.7 Hazardous Waste Representation and Covenants. Landlord has previously delivered to Tenant reports dated December 15, 1995 and April 10, 1998 by Rizzo Associates, Inc. and Dames & Moore respectively with respect to certain environmental conditions at the Property and a Phase I and Downgradient Property Status Report of Haley & Aldrich dated August 1, 1997 with respect to 91 Hartwell Avenue. So long as the condition requiring removal or remediation of Hazardous Materials is not caused by Tenant or any party for whom Tenant is responsible, Landlord shall, in a manner that complies with all applicable Environmental Laws, perform or cause others to perform all remediation necessary to cause the Property to comply with Environmental Laws. Landlord shall indemnify and defend (with counsel reasonably acceptable to Tenant) Tenant from any liability for fines or penalties arising from or related to a breach by Landlord of the forgoing representations and agreements of Landlord (including also costs incurred to avoid the imposition of, or to discharge, any lien on the Property arising from any such breach) and from any liability for costs of removing or remediating Hazardous Materials which Landlord is obligated to remediate pursuant to this paragraph.

      5.8 Indemnification. Subject to all limitations, waivers, exclusions and conditions contained in this Lease (each of which shall control in the event of any conflict or inconsistency with this Section 5.8), Landlord shall defend and indemnify Tenant and its directors, officers, agents and employees against and from any and all claims, liabilities or penalties asserted by or on behalf of any third party on account of personal injury arising out of the negligence or other wrongful conduct of Landlord or its agents, contractors or employees during the term of this Lease. In case of any action or proceeding brought against Tenant by reason of any such claim, Landlord, upon notice from Tenant, shall resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Tenant. Notwithstanding the foregoing in no event shall this Section 5.8 require Landlord to indemnify or defend Tenant or its employees or Tenant's agents or their employees against any loss, cost, damage, liability, claim, or expense to the extent arising out of the negligence or misconduct of Tenant or its employees or contractors or Tenant's agents or their employees.

                                    ARTICLE 6

                          Tenant's Additional Covenants

      6.1 Affirmative Covenants. Tenant shall do the following:

            6.1.1 Perform Obligations. Tenant shall perform promptly all of the obligations of Tenant set forth in this Lease; and pay when due the Annual Fixed Rent and Additional Rent and all other amounts which by the terms of this Lease are to be paid by Tenant.

            6.1.2 Use. Tenant shall, during the term of this Lease, use the Premises only for the Permitted Uses and from time to time, procure and maintain, and at Landlord's request provide to Landlord copies of, all licenses and permits necessary therefor and for any other use or activity conducted at the Premises, at Tenant's sole expense. Tenant shall also provide to Landlord access to all Material Safety Data Sheets on any Hazardous Materials in the Premises for which Tenant or its agents are responsible.

            6.1.3 Repair and Maintenance. Except for Landlord's obligation under
Section 5.1.4, Tenant shall, during the term of this Lease, maintain the Premises in neat and clean order and condition, contract for daily cleaning and routine pest control services for the Premises, and perform all repairs to the Premises and all fixtures, systems, and equipment therein (including Tenant's equipment and other personal property) as are necessary to keep them in good and clean working order, appearance and condition and consistent with other premises in first-class buildings used for the Permitted Uses, reasonable use and wear thereof and damage by fire or by unavoidable casualty only excepted and shall replace any damaged or broken glass in windows and doors of the Premises (except glass in the exterior walls of the Building) with glass of the same quality as that damaged or broken.

      Tenant shall secure and pay for, keep in full force and effect and enforce, contracts with appropriate and reputable service providers (such contracts and providers to be approved in advance by Landlord) providing for regular maintenance of any ventilating and air-conditioning systems or components servicing the Premises exclusively and copies of such contracts and service call requests and invoices shall be furnished to Landlord upon request.

      Tenant shall keep any garbage, trash, rubbish or other refuse in vermin-proof containers within the interior of the Premises until removed, and shall dispose of such refuse in properly sealed bags placed in dumpsters provided and emptied by Tenant's trash removal contractor at Tenant's sole expense.

      Landlord shall have no obligation to collect or dispose of any (a) radioactive, volatile, highly flammable, explosive of toxic materials, (b) needles, syringes, lancets, similar sharp objects or contaminated wares, (c) human or animal tissue or products, or (d) any other Hazardous Materials, any item identified in clauses (a) through (d), above, hereinafter referred to as "Excepted Waste". Tenant agrees that title to and liability for any Excepted Waste from the Premises shall remain with Tenant, even if Landlord collects and/or disposes of any such Excepted Waste.

            6.1.4 Compliance with Law. Tenant shall, during the term of this Lease, make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority; keep the Premises safe and equipped with all safety appliances so required; and comply with, and perform all repairs, alterations, additions or replacements required by, the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises or other portions of the Property and arising out of any use being conducted in or on the Premises or arising out of any work performed by Tenant, except that Tenant may (but only so long as (i) Landlord shall not be subject to any fine or charge, (ii) neither the Property nor any portion thereof shall be subject to being condemned or vacated and (iii) neither the Property nor any portion thereof shall be subject to any lien or encumbrance) defer compliance so long as the validity of any such law, ordinance, order or regulation shall be contested by Tenant in good faith and by appropriate legal proceedings, if Tenant first gives Landlord assurance or security against any loss, cost or expense on account thereof in form and amount acceptable to Landlord. For clarity, Tenant shall not be responsible for compliance with any such laws, ordinances or regulations under this Section
6.1.4 unless required (I) due to Tenant's alterations or repairs or Tenant's particular manner of use of the Premises (as opposed to office operations, generally) or (II) due to the misconduct or negligence of Tenant or any agent, employee or contractor of Tenant.

            6.1.5 Indemnification. Tenant shall neither hold, nor attempt to hold, Landlord or its employees or Landlord's agents or their employees liable for, and Tenant shall indemnify and hold harmless Landlord, its employees and Landlord's agents and their employees (collectively, the "Landlord Indemnitees") from and against, any and all demands, claims, causes of action, fines, penalties, damage, liabilities, judgments and expenses (including, without limitation, attorneys' fees) incurred in connection with or arising from: (i) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming under Tenant; (ii) any matter occurring on the Premises during the term; (iii) any acts, omissions or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees or visitors of Tenant or any such person; (iv) any breach, violation or nonperformance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees or visitors of Tenant or any such person of any tern, covenant or provision of this Lease or any law, ordinance or governmental requirement of any kind for which compliance is not the responsibility of the Landlord pursuant to this Lease; (v) claims of brokers or other persons for commissions or other compensation arising out of any actual or proposed sublease of any portion of the Premises or assignment of Tenant's interest under this Lease, or Landlord's denial of consent thereto or exercise of any of Landlord's other rights under Section 6.2.1; and (vi) any injury or damage to the property of Tenant, its employees, agents, contractors, invitees, visitors or any other person entering upon the Property under the express or implied invitation of Tenant (except to the extent arising from or related to the willful misconduct or gross negligence of the Landlord Indemnitees). If any action or proceeding is brought against the Landlord Indemnitees by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same, at Tenant's expense, with counsel reasonably satisfactory to Landlord. Notwithstanding the foregoing in no event shall this Section 6.1.5 require Tenant to indemnify or defend the Landlord Indemnitees against any loss, cost, damage, liability, claim, or expense to the extent arising out of the gross negligence or willful misconduct of Landlord or its employees or Landlord's agents or their employees or for any event for which Landlord is to indemnify Tenant pursuant to Section 5.7 or 5.8, nor shall this Section 6.1.5 require Tenant to perform any obligation for which Landlord is expressly responsible under this Lease.

            6.1.6 Landlord's Right to Enter. Tenant shall, during the term of this Lease, permit Landlord and its agents and invitees to enter into and examine the Premises at reasonable times and to show the Premises to prospective lessees, lenders, partners and purchasers and others having a bonafide interest in the Premises, and to make such repairs, alterations and improvements required or permitted to be made by this Lease and to perform such testing and investigation as Landlord shall reasonably determine to make or perform, and, during the last six (6) months prior to the expiration of this Lease, to keep affixed in suitable places notices of availability of the Premises. In all cases except instances posing an imminent threat to life or property, and except for any entry pursuant to the performance of Landlord's routine obligations under
Article 5, (i) Landlord shall give Tenant reasonable notice prior to making any entry onto the Premises, provided, however, notwithstanding Section 10.1 to the contrary, such notice may be made orally, and (ii) access to lab space shall be undertaken only with a Tenant escort so long as Tenant shall make such escort available at the time such access is requested.

            6.1.7 Personal Property at Tenant's Risk. Tenant shall, during the term of this Lease keep, at the sole risk and hazard of Tenant, all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which may be on the Property, and if the whole or any part thereof shall be lost, destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, Tenant shall hold harmless and indemnify Landlord from and against any and all injury, loss, damage or liability to Tenant or to any other person or entity arising out of said loss or damage, except to the extent such loss or damage is caused by the gross negligence or willful misconduct of Landlord or its employees or agents.

            6.1.8 Payment of Landlord's Cost of Enforcement. Tenant shall pay on demand

Landlord's expenses, including reasonable attorneys' fees, incurred in enforcing any obligation of Tenant under this Lease or in curing any default by Tenant under this Lease as provided in Section 8.5.

            6.1.9 Yield Up. Tenant shall, at the expiration or earlier termination of the term of this Lease, surrender all keys to the Premises; remove all of its personal property in the Premises and any equipment and fixtures installed in the Premises by Tenant (collectively, "Equipment"), except to the extent Landlord may require such Equipment to be surrendered to Landlord; remove such installations (including wiring and cabling wherever located), alterations, improvements and Equipment made (or if applicable, restore any items removed) or installed by or on behalf of Tenant as Landlord may request wherever located and all of Tenant's signs; repair all damage caused by such removal; and vacate and yield up the Premises (including all installations and improvements or Equipment made or installed by or on behalf of Tenant except as Landlord shall request Tenant to remove), broom clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease. If Landlord so requests, Tenant, at its sole cost and expense, shall properly cap or seal its wiring and cabling (wherever located) at each end, properly label such wiring and cabling for future use, and surrender such wiring and cabling in a good and safe condition on or before the earlier of
(i) the expiration or earlier termination of the term of this Lease, or (ii) the date on which Tenant discontinues the use of such wiring and cabling.

      Notwithstanding the preceding provisions of this Section 6.1.9, except for cabling, which Tenant shall remove if Landlord does not require the same to be sealed and surrendered as hereinabove provided, Tenant shall not be required to remove [any Leasehold Improvement Work except as may be determined by Landlord at the time of approval of Tenant's Plans or] alterations made by Tenant if (i) Tenant's request for Landlord's consent to make such alterations (or Tenant's notice of alterations which do not require Landlord's consent hereunder), contains a statement in capital letters in not less than 14 point type advising Landlord that Landlord shall be deemed to have waived its right to require removal of such alterations at the end of the term unless Landlord, at the time Landlord gives its consent (or within thirty (30) days after receiving notice of alterations not requiring Landlord's consent), notifies Tenant that removal at the end of the term is required, and (ii) Landlord does not so notify Tenant. Any property no so removed shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall terminate and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration or earlier termination of the term of this Lease and prior to the performance by Tenant of its obligations under this Subsection 6.1.9.

      In addition, Tenant shall, at its sole cost and expense, (i) provide Landlord with an Environmental Report (as hereinafter defined) dated within thirty (30) days of the expiration or earlier termination of the term of this Lease (the "Termination Date") certifying that, subject to customary limitations and standards, the Premises and any areas which may contain any property of Tenant or any generator used by Tenant ("Ancillary Areas") do not contain any hazardous, radioactive or biological materials brought to the Property by Tenant, and (ii) obtain and provide to Landlord a termination as of the Termination Date of any licenses or permits granted by governmental authorities to Tenant with respect to the Premises and the Ancillary Areas as

Landlord shall require. An "Environmental Report" shall be a report of an industrial hygienist, or other qualified professional, reasonably satisfactory to Landlord for which all testing shall have been performed not later than thirty (30) days prior to the date of such report and which shall be the standard of diligence at the time for surrender of similar space used for similar purposes, together with any additional investigation and report which would customarily follow any discovery contained in such initial report.

            6.1.10 Rules and Regulations. Tenant shall, during the term of this Lease, observe and abide by the Rules and Regulations of the Building set forth as Exhibit B, as the same may from time to time be reasonably amended, revised or supplemented with reasonable prior notice to Tenant (the "Rules and Regulations"). Tenant shall further be responsible for compliance with the Rules and Regulations by the employees, servants, agents and visitors of Tenant. The failure of Landlord to enforce any of the Rules and Regulations against Tenant, or against any other tenant or occupant of the Building, shall not be deemed to be a waiver of such Rules and Regulations. Tenant shall be liable for all injuries or damages sustained by Landlord or Landlord's agents or by other tenants, occupants or invitees of the Building arising by reason of any breach of the Rules or Regulations by Tenant or by Tenant's agents or employees.

            6.1.11 Estoppel Certificate. Tenant shall, within ten (10) days' following written request by Landlord, execute, acknowledge and deliver to Landlord a statement in form satisfactory to Landlord in writing certifying that this Lease is unmodified and in full force and effect and that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Annual Fixed Rent and Additional Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications, that this Lease is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Annual Fixed Rent and Additional Rent and other charges have been paid, and any other matter pertaining to this Lease. Any such statement delivered pursuant to this subsection 6. 1.11 may be relied upon by any prospective purchaser or mortgagee of the Property, or any prospective assignee of such mortgage.

            6.1.12 Landlord's Expenses For Consents. Tenant shall reimburse Landlord, as Additional Rent, promptly on demand for all reasonable legal, engineering and other professional services expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder.

            6.1.13 Financial Information. Tenant shall, from and after the Date of this Lease and thereafter throughout the term of this Lease, provide Landlord with such information as to Tenant's financial condition and/or organizational structure as Landlord or the holder of any mortgage of the Property reasonably requires, within fifteen (15) days of request. Landlord shall not, except as may be required by law, disclose such information except to such parties as may be appropriate in connection with the management, operation or actual or potential financing or sale of the Premises, all of whom Landlord shall instruct to keep such information confidential.

      6.2   Negative Covenants. Tenant shall not do the following.

            6.2.1 Assignment and Subletting. Tenant shall not assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Lease or any interest herein or sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Premises or suffer or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, or the Premises to be offered or advertised for assignment or subletting, except as hereinafter provided.

      Notwithstanding the foregoing, Tenant may, without the need for Landlord's consent, but only upon not less than ten (10) days prior notice to Landlord, assign its interest in this Lease (a "Permitted Assignment") to (i) any entity which shall be a successor to Tenant either by merger or consolidation (a "Merger") or to a purchaser of all or substantially all of Tenant's assets in either case provided the successor or purchaser shall have a tangible net worth, after giving effect to the transaction, of not less than the greater of the net worth of Tenant named in Section 1.1 as of the Date of this Lease or the net worth of Tenant named in Section 1.1 immediately prior to such Merger or sale (the "Required Net Worth") or (ii) any entity (an "Affiliate") which is a direct or indirect subsidiary or parent (or a direct or indirect subsidiary of a parent) of the named Tenant set forth in Section 1. 1, in either case of (i) or
(ii) only so long as (I) the principal purpose of such assignment is not the acquisition of Tenant's interest in this Lease (except if such assignment is made for a valid intracorporate business purpose to an Affiliate) and is not made to circumvent the provisions of this Section 6.2.1, (II) except if pursuant to a Merger permitted by clause (i) above, Tenant shall, contemporaneously with such assignment, provide Landlord with a fully executed counterpart of any such assignment, which assignment shall comply with the provisions of this Section
6.2.1 and shall include an agreement by the assignee in form reasonably satisfactory to Landlord, to be bound by all of the terms of this Lease, (III) in the case of an actual or deemed assignment pursuant to clause (i), Tenant shall provide Landlord, not less than ten (10) days in advance of any such assignment, evidence reasonably satisfactory to Landlord of the Required Net Worth of the successor or purchaser, and (IV) there shall not be a Default of Tenant at the effective date of such assignment. Tenant shall also be permitted, without the need for Landlord's consent, but only upon not less than ten (10) days prior notice to Landlord, to enter into any sublease (a "Permitted Sublease") with any Affiliate provided that such sublease shall expire upon any event pursuant to which the sublessee thereunder shall cease to be an Affiliate. Any assignment to an Affiliate shall provide that it may, at Landlord's election, be terminated and deemed void if during the term of this Lease such assignee or any successor to the interest of Tenant hereunder shall cease to be an Affiliate.

      In the event that Tenant shall intend to enter into any sublease or assignment other than a Permitted Sublease or Permitted Assignment, then Tenant shall, not sooner than one hundred twenty (120) days prior to the proposed commencement of such sublease or assignment, give Landlord notice of such intent, identifying the proposed subtenant or assignee, all of the terms and conditions of the proposed sublease or assignment and such other information as the Landlord may reasonably request. In such case Landlord may elect (a) to terminate the term of this Lease if Tenant intends to assign this Lease, or to sublease (including expansion options) all or substantially all of the Premises for a term (including extension options) of more than half of the remaining term hereof or (b) to exclude from the Premises, for the term of such proposed sublease, the portion thereof to be sublet if the conditions set forth in (a) do not prevail, by giving notice to Tenant of such election not later than thirty
(30) days after receiving notice of such intent from Tenant. If Landlord shall give such notice within such thirty (30) day period, upon the later to occur of (A) the proposed date of commencement of such proposed sublease or assignment, or (B) the date which is thirty (30) days after Landlord's notice, the term of this Lease shall terminate or the Premises shall be reduced to exclude the portion of the Premises intended for subletting, in which case Annual Fixed Rent and Tenant's Percentage shall be correspondingly reduced and Tenant shall pay Landlord's cost to install any new demising walls and common area corridors and lobbies. If Landlord shall give its consent, Tenant may enter into such sublease or assignment on the terms and conditions set forth in such notice from Tenant within one hundred twenty (120) days of the initially proposed sublease commencement date. If Tenant shall not enter into such sublease or assignment within such period and shall still desire to enter into any sublease or assignment, or if Tenant shall change the terms and conditions thereof following the date of Tenant's notice to Landlord; the first sentence of this paragraph shall again become applicable.

      If Landlord shall not elect to exclude from the Premises the area to be sublet or to terminate the term of this Lease pursuant to the preceding paragraph, then Landlord shall not unreasonably withhold its consent to the applicable sublease, provided that, in addition to any other grounds for withholding of consent, Landlord may withhold its consent if in Landlord's good faith judgment: (i) the proposed subtenant does not have the financial strength to perform its obligations under the proposed sublease; (ii) the business and operations of the proposed subtenant are not compatible with the business and operations being conducted by any other tenant in the Building or is otherwise inconsistent with Landlord's commitments to any other occupant of the Building;
(iii) the proposed subtenant is a business competitor of Landlord or is an affiliate of a business competitor of Landlord; (iv) at the time of the proposed subleasing Landlord is able to meet the space requirements of Tenant's proposed subtenant by leasing available space in the Building to such person or entity;
(v) the proposed subtenant is an entity, or is affiliated with any entity, which shall have entered into negotiation with Landlord for space in the Building within the preceding four (4) months; or (vi) the use of the Premises or the Building by the proposed subtenant or assignee would increase Operating Costs, require any alterations to the Building to cause the Building to comply with applicable laws, or otherwise cause Landlord to incur any additional cost or expense.

      If this Lease is assigned or if the Premises or any part thereof are sublet (or occupied by any party other than Tenant and its employees) Landlord may collect the rents from such assignee, subtenant or occupant, as the case may be, and apply the net amount collected to the Annual Fixed Rent and Additional Rent herein reserved, but no such collection shall be deemed a waiver of the provisions set forth in the first paragraph of this Subsection 6.2.1, the acceptance by Landlord of such assignee, subtenant or occupant, as the case may be, as a tenant, or a release of Tenant from the future performance by Tenant of its covenants, agreements or obligations contained in this Lease.

      Any sublease of all or any portion of the Premises shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subject or subordinate, that other than the payment of Annual Fixed Rent and Additional Rent due pursuant to Sections 4.1, 4.2.1 and 4.2.2 or any obligation relating solely to those portions of the Premises which are not part of the subleased premises, the subtenant shall comply with and be bound by all of the obligations of Tenant hereunder, that unless Landlord waives such prohibition, the subtenant may not enter into any sub-sublease, sublease assignment, license or any other agreement granting any right of occupancy of any portion of the subleased premises; and that Landlord shall be an express beneficiary of any such obligations, and that in the event of termination of this Lease or reentry or dispossession of Tenant by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that neither Landlord nor any mortgagee of the Property, as holder of a mortgage or as Landlord under this Lease if such mortgagee succeeds to that position, shall (a) be liable for any act or omission of Tenant under such sublease, (b) be subject to any credit, counterclaim, offset or defense which theretofore accrued to such subtenant against Tenant, or
(c) be bound by any previous modification of such sublease unless consented to by Landlord and such mortgagee or by any previous prepayment of more than one
(1) month's rent, (d) be bound by any covenant of Tenant to undertake or complete any construction of the Premises or any portion thereof, (e) be required to account for any security deposit of the subtenant other than any security deposit actually received by Landlord, (f) be bound by any obligation to make any payment to such subtenant or grant any credits unless specifically agreed to by Landlord and such mortgagee, (g) be responsible for any monies owing by Landlord to the credit of Tenant or (h) be required to remove any person occupying the Premises or any part thereof; and such sublease shall provide that the subtenant thereunder shall, at the request of Landlord, execute a suitable instrument in confirmation of such agreement to attorn. To enable Landlord to confirm that any sublease which Tenant shall desire to enter into shall comply with the provisions of this Section 6.2.1 and/or otherwise be acceptable to Landlord in accordance with this Section 6.2.1, Tenant shall submit the final form of sublease or the executed version subject to Landlord's consent to Landlord not less than thirty (30) days prior to its execution. The provisions of this paragraph shall not be deemed a waiver of the provisions set forth in the first paragraph of this Subsection 6.2.1.

      Tenant shall not enter into, nor shall it permit any person having an interest in the possession, use, occupancy or utilization of any part of the Premises to enter into, any sublease, license, concession, assignment or other agreement for use, occupancy or utilization of the Premises (i) which provides for rental or other compensation based on the income or profits derived by any person or on any other formula such that any portion of such sublease rental, or other consideration for a license, concession, assignment or other occupancy agreement, would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code or any similar or successor provision thereto, or would otherwise disqualify Landlord for treatment as a real estate investment trust under Sections 856-869 of the Internal Revenue Code, (ii) under which fifty percent (50%) or more of the total rent or other compensation received by Tenant is attributable to personal property or (iii) which would otherwise be subject to the prohibitions of
Section 406 of ERISA or result in imposition of any tax pursuant to Section 511 or Section 4975 of the Internal Revenue Code; and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffectual as a conveyance of any right or interest in the possession, use, occupancy or utilization of such part of the Premises.

      No subletting or assignment shall in any way impair the continuing primary liability of Tenant hereunder, and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the obligation to obtain the Landlord's written approval in the case of any other subletting or assignment. The joint and several liability of Tenant named herein and any immediate and remote successor in interest of Tenant (by assignment or otherwise), and the due performance of the obligations of this Lease on Tenant's part to be performed or observed, shall not in any way be discharged, released or impaired by any (a) agreement which modifies any of the rights or obligations of the parties under this Lease, (b) stipulation which extends the time within which an obligation under this Lease is to be performed,
(c) waiver of the performance of an obligation required under this Lease, or (d) failure to enforce any of the obligations set forth in this Lease. No assignment, subletting or occupancy shall affect the Permitted Uses. Any subletting, assignment or other transfer of Tenant's interest in this Lease in contravention of this Subsection 6.2.1 shall be voidable at Landlord's option. Tenant shall not occupy any space in the Building (by assignment, sublease or otherwise) other than the Premises.

      If the rent and other sums (including, without limitation, all monetary payments plus the reasonable value of any services performed or any other thing of value given by any assignee or subtenant in consideration of such assignment or sublease), either initially or over the term of any assignment or sublease (other than a Permitted Assignment of a Permitted Sublease), payable by such assignee or subtenant exceed the Annual Fixed Rent plus Additional Rent called for hereunder with respect to the space assigned or sublet, Tenant shall pay fifty percent (50%) of such excess to Landlord, as Additional Rent, payable monthly at the time for payment of Annual Fixed Rent, provided that the amortized portion of the following "Transfer Expenses" paid by Tenant in connection with such assignment or sublease may be deducted from the monthly payments of any such excess: (i) the cost of (including architectural and construction management fees for) alterations or improvements made by Tenant to the Premises in order to consummate an assignment or to the portion of Premises that is subleased in order to consummate a sublease, (ii) reasonable brokerage commissions or fees, and (iii) reasonable attorneys fees. Any such Transfer Expenses shall be amortized in equal monthly installments over the term of the assignment or sublease and shall be verified by written documentation reasonably satisfactory to Landlord within sixty (60) days after the date of delivery of possession to the assignee or sublessee; and the amortized portion shall be the Transfer Expenses divided by the number of months of the assignment or sublease. Nothing in this paragraph shall be deemed to abrogate the provisions of this Subsection 6.2.1 and Landlord's acceptance of any sums pursuant to this paragraph shall not be deemed a granting of consent to any assignment of the Lease or sublease of all or any portion of the Premises.

            6.2.2 Nuisance. Tenant shall not injure, deface or otherwise harm the Premises; nor commit any nuisance; nor permit the emission of any objectionable noise or odor; nor make, allow or suffer any waste; nor make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate or increase the premiums for any of Landlord's insurance (above that which would prevail generally for premises used for pharmacological research and development purposes) or which is liable to render necessary any alteration or addition to the Building.

            6.2.3 Floor Load, Heavy Equipment. Tenant shall not place a "live" load upon any floor of the Premises exceeding 100 pounds per square foot. Landlord reserves the right to prescribe the weight and position of all heavy business machines and equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment which cause vibration or noise shall be placed and maintained by Tenant at Tenant's expense in settings sufficient to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, construction materials or fixtures into or out of the Premises without Landlord's prior consent which consent may not be withheld, conditioned or delayed, provided that Landlord's consent may include a requirement to provide insurance naming Landlord, and the holder of any mortgage affecting the Property, as additional insureds, with such coverage and in such amount as Landlord reasonably requires. If any such safe, machinery, heavy equipment, freight, or fixtures requires special handling, Tenant agrees to employ only persons holding a master rigger's license to do said work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant. Tenant shall schedule such moving at such times as Landlord shall reasonably designate.

            6.2.4 Electricity. Tenant shall not connect to the electrical distribution system serving the Premises a total or peak load exceeding the lesser of the capacity of such system or the maximum load permitted from time to time under applicable governmental regulations. The capacity of the electrical distribution system serving the Premises shall be the lesser of (a) the capacity of the branch of the system serving the Premises exclusively or (b) Tenant's Percentage of the capacity of the system serving the entire Building.

            6.2.5 Installation, Alterations or Additions. Tenant shall not make any installations, alterations, additions or improvements (collectively and individually referred to in this paragraph as "work") in, to or on the Premises nor permit the making of any holes in the walls, partitions, ceilings or floors without on each occasion obtaining the prior consent of Landlord, and then only pursuant to plans and specifications approved by Landlord in advance in each instance. Landlord's consent and approval shall not be unreasonably withheld or delayed with respect to work which equals or exceeds the typical level of improvements in the Building in quality and does not adversely affect the plumbing, heating, ventilating, air-conditioning, mechanical, electrical or life-safety systems of the Building, does not adversely affect the structural elements of the Building, is not visible from outside of the Premises and shall not materially increase Taxes of Operating Costs nor require Landlord to perform any work to the Property, and Tenant need not obtain Landlord's consent to install readily removable signs, display boards, floor and wall coverings, work stations and shelves within the Premises provided Tenant shall give Landlord prior notice thereof, the same are not visible from the common areas of the Building or Property and any such work shall be scheduled at a time reasonably acceptable to Landlord. All work to be performed to the Premises by Tenant shall
(i) be performed in a good and workmanlike manner by contractors reasonably approved in advance by Landlord and in compliance with the provisions of Exhibit C and all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws, (ii) be made at Tenant's sole cost and expense and at such times and in such a manner as Landlord may from time to time reasonably designate, and (iii) be free of liens and encumbrances and become part of the Premises and the property of Landlord without being deemed additional rent for tax purposes, Landlord and Tenant agreeing that Tenant shall be treated as the owner of the work for tax purposes until the expiration or earlier termination of the term hereof, subject to Landlord's rights pursuant to
Section 6.1.9 to require Tenant to remove the same at or prior to the expiration or earlier termination of the term hereof and, to the extent Landlord shall make such election, title thereto shall remain vested in Tenant at all times. Tenant shall pay promptly when due the entire cost of any work to the Premises so that the Premises, Building and Property shall at all times be free of liens, and, at Landlord's request (but only for work, which together with any related work, shall exceed $100,000 in cost), Tenant shall furnish to Landlord a bond or other security acceptable to Landlord assuring that any such work will be completed in accordance with the plans and specifications theretofore approved by Landlord and assuring that the Premises will remain free of any mechanics' lien or other encumbrances that may arise out of such work. Prior to the commencement of any such work, and throughout and until completion thereof, Tenant shall maintain, or cause to be maintained, the insurance required by Exhibit D, all with coverage limits as stated therein or such higher limits as shall be reasonably required by Landlord. In addition, Tenant shall save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or arising out of such work. Whenever and as often as any mechanic's or materialmen's lien shall have been filed against the Property based upon any act of Tenant or of anyone claiming through Tenant, Tenant shall within three (3) days of notice from Landlord to Tenant take such action by bonding, deposit or payment as will remove or satisfy the lien. Tenant shall, upon request of Landlord, execute and deliver to Landlord a bill of sale covering any work or Equipment Tenant shall be required to surrender hereunder.

      Tenant shall not, at any time, directly or indirectly, employ or permit the employment of any contractor, mechanic or laborer in the Premises, if such employment will interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

            6.2.6 Intentionally Deleted.

            6.2.7 Signs. Tenant shall not paint or place any signs or place any curtains, blinds, shades, awnings, aerials, or the like, visible from outside the Premises. Landlord shall not unreasonably withhold consent for signs or lettering in the second floor lobby provided such signs conform to building standards adopted by Landlord. Landlord shall maintain a tenant directory in the lobby of the Building in which will be placed Tenant's name and the location of the Premises in the Building.

      So long as (i) this Lease is still in full force and effect and (ii) the named Tenant (the "Named Tenant") as set forth in Section 1.1 (or any successor by merger, or any Affiliate) shall actually occupy at least seventy percent (70%) of the Premises (the "Sign Conditions"), Tenant shall have the non-exclusive right, subject to applicable legal requirements and the terms of this Lease, at Tenant's sole cost and expense, to install and maintain a single building-mounted sign (hereinafter, "Tenant's Sign") on the Building and to maintain a panel on the Building's sign monument. The size, construction, location and design of Tenant's Sign shall be subject to Landlord's approval, not to be unreasonably withheld. Without limiting the foregoing, Landlord may refuse to approve any sign that is not consistent with the architecture and general appearance of the Building and Property, or which is otherwise inconsistent with first-class office building signage. Tenant's Sign and its monument sign shall be expressly for purposes of identifying the Named Tenant and shall not include the name of any other person or entity. Tenant shall obtain, at its expense, all permits and approvals required for the installation of Tenant's Sign prior to the installation thereof (but shall not be permitted to seek any zoning or similar relief for Tenant's Sign without Landlord's consent, which may be withheld in Landlord's sole discretion), and shall keep all such permits and approvals in full force and effect throughout the term. Tenant shall perform all maintenance and repairs to Tenant's Sign and its monument sign required to keep them in good condition. The installation, repair, maintenance and removal of Tenant's Sign and the monument sign shall be subject to the provisions of Section 6.2.5 of this

Lease and Landlord's other reasonable requirements. Prior to the expiration or earlier termination of the term of this Lease, and upon any event pursuant to which the Sign Conditions cease to prevail, Tenant shall remove Tenant's Sign (and all associated hardware) from the Building and shall fill all holes and repair all damage caused by the installation of such sign or its removal.

            6.2.8 Oil and Hazardous Materials. Except as permitted below, Tenant shall not introduce on or transfer to the Premises or Property, any Hazardous Materials (as hereinafter defined); nor dump, flush or otherwise dispose of any Hazardous Materials into the drainage, sewage or waste disposal systems serving the Premises or Property, nor generate, store, use, release, spill or dispose of any Hazardous Materials in or on the Premises or the Property, or to transfer any Hazardous Materials from the Premises to any other location. Except as permitted below, Tenant shall not commit or suffer to be committed in or on the Premises or Property any act which would require any reporting or filing of any notice with any governmental agency pursuant to any statutes, laws, codes, ordinances, rules or regulations, present or future, applicable to the Property or to Hazardous Materials.

      Notwithstanding the preceding paragraph, Tenant shall be permitted, without the need for Landlord's prior consent, but provided Tenant first submits to Landlord a list of all such Hazardous Materials (the "Listed Materials") and all permits required therefore and thereafter shall provide to Landlord on an annual basis Tenant's certification that all such permits have been renewed with copies of such renewed permits and subject to the remaining conditions of this Subsection 6.2.8, to introduce on or transfer to the Premises, generate, store, use and dispose of Listed Materials in connection with the Permitted Uses provided such activities shall be in compliance with all Environmental Laws and any requirements of Landlord's insurer of which Tenant shall have been given reasonable prior notice.

      Tenant agrees that if it shall otherwise generate, store, release, spill, dispose of or transfer to the Premises or Property any Hazardous Materials, it shall forthwith remove the same, at its sole cost and expense, in the manner provided by all applicable Environmental Laws (as hereinafter defined), regardless of when such Hazardous Materials shall be discovered. Furthermore, Tenant shall pay any fines, penalties or other assessments imposed by any governmental agency with respect to any such Hazardous Materials and shall forthwith repair and restore any portion of the Premises or Property which it shall disturb in so removing any such Hazardous Materials to the condition which existed prior to Tenant's disturbance thereof.

      Tenant agrees to deliver promptly to Landlord any notices, orders or similar documents received from any governmental agency or official concerning any violation of any Environmental Laws or with respect to any Hazardous Materials affecting the Premises or Property. In addition, Tenant shall, within ten (10) days of receipt, accurately complete any questionnaires from Landlord or other informational requests relating to Tenant's use of the Premises and, in particular, to Tenant's use, generation, storage and/or disposal of Hazardous Materials at, to, or from the Premises.

      Tenant shall indemnify, defend (by counsel satisfactory to Landlord), protect, and hold Landlord free and harmless from and against any and all claims, or threatened claims, including without limitation, claims for death of or injury to any person or damage to any property, actions, administrative proceedings, whether formal or informal, judgments, damages, punitive damages, liabilities, penalties, fines, costs, taxes, assessments, forfeitures, losses, expenses, attorneys' fees and expenses, consultant fees, and expert fees that arise from or are caused in whole or in part, directly or indirectly, by (i) Tenant's use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises, or (ii) Tenant's failure to comply with any Environmental Laws. Tenant's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs (including, without limitation, capital, operating and maintenance costs) incurred in connection with any investigation or monitoring of site conditions, repair, cleanup, containment, remedial, removal or restoration work, or detoxification or decontamination of the Premises, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith; provided however in no event shall Tenant be required by this Section 6.2.8 to remediate any contamination which shall have existed on the Property as of the Commencement Date or which shall have migrated to the Property or been brought to the Property by parties other than Tenant. For purposes of this Section 6.2.8 and
Section 6.1.9, any acts or omissions of Tenant, or its subtenants or assignees or its or their employees, agents, or contractors (whether or not they are negligent, intentional, willful or unlawful) shall be attributable to Tenant.

      The term "Hazardous Materials" shall mean and include any oils, petroleum products, asbestos, radioactive, biological, medical or infectious wastes or materials, and any other toxic or hazardous wastes, materials and substances which are defined, determined or identified as such in any Environmental Laws, or in any judicial or administrative interpretation of Environmental Laws.

      "Environmental Laws" shall mean any and all federal, state and municipal statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, medical, biological, infectious, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, medical, biological, infectious, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

                                    ARTICLE 7

                               Casualty or Taking

      7.1   Termination.

            7.1.1 Termination by Landlord. In the event that the Premises or the Building shall be destroyed or damaged by any material fire or other casualty or shall be affected by any material taking by eminent domain or condemnation, then the term of this Lease may be terminated at the election of Landlord. Such election, which may be made notwithstanding the fact that Landlord's entire interest may have been divested, shall be made by the giving of notice by Landlord to Tenant within sixty (60) days after the date of the taking or casualty. A fire or other casualty or taking or condemnation shall be "material" if (i) the time to repair shall exceed six (6) months from the date of the fire or other casualty or (ii) the area affected by the fire or other casualty or the taking or condemnation shall exceed fifteen percent (15%) of the Premises or Building, as applicable, or (in the case of a taking) shall affect more than fifteen percent (15%) of the parking spaces on the Property.

            7.1.2 Termination by Tenant. In the event that the Premises or any part of the Building required for the conduct of Tenant's business at the Premises shall be taken by any public authority or for any public use or shall be condemned by the action of any public authority, then the term of this Lease may be terminated at the election of Tenant by the giving of notice to Landlord within sixty (60) days after the date of the taking. In the event any material part of the Premises or any part of the Building necessary for the conduct of Tenant's business at the Premises shall be destroyed or damaged by fire or other casualty (and Landlord has not elected to terminate the term of this Lease pursuant to Section 7.1.1), then as soon as practicable after the occurrence of such damage, Landlord shall give Tenant a notice (the "Restoration Notice") advising Tenant whether or not Landlord intends to restore the Premises (excluding any alterations made by Tenant) or such other portion of the Building to a condition substantially the same as existed immediately prior to such damage, and if Landlord intends to so restore, the time required to substantially complete such work, as reasonably estimated by an architect or a qualified general contractor selected by Landlord. If the Restoration Notice indicates either that (a) Landlord shall not restore the Premises or Building as provided above, or (b) the estimated time required for Landlord to substantially complete such restoration work shall exceed two hundred ten (210) days from the occurrence of such casualty damage, then Tenant may elect to terminate the term of this Lease by giving notice to Landlord not later than thirty (30) days after the date on which Landlord gives Tenant the Restoration Notice. Tenant may also elect to terminate the term of this Lease if the Lease is not terminated and Landlord shall fail to complete such restoration of the Premises or Building as described in the Restoration Notice within the estimated repair period, as such period is extended for delays not within Landlord's reasonable control (but not to exceed an additional thirty (30) days). Any election by Tenant to terminate the term of this Lease pursuant to the preceding sentence shall be made by notice given to Landlord not later than thirty (30) days after the expiration of the estimated repair period (as it may have been extended for delays beyond Landlord's reasonable control). Notwithstanding the foregoing, Tenant shall have no right to terminate the term of this Lease due to a fire or other casualty if the cause thereof was due solely to the negligence or other wrongful conduct of Tenant or any subtenant of Tenant or any agent, employee or contractor of Tenant or its subtenant(s).

      7.2 Restoration. If Landlord does not elect to so terminate, this Lease shall continue in force and (so long as the damage is not caused by the negligence or other wrongful act of Tenant or its employees, agents, contractors or invitees) a just proportion of the Annual Fixed Rent reserved, according to the nature and extent of the damages sustained by the Premises, shall be suspended or abated until the Premises (excluding any improvements to the Premises made at Tenant's expense), or what may remain thereof, shall be put by Landlord in proper condition for use, which Landlord covenants to do with reasonable diligence to the extent permitted by the net proceeds of insurance recovered or damages awarded for such destruction, taking, or condemnation and subject to zoning and building laws or ordinances then in existence. "Net proceeds of insurance recovered or damages awarded" refers to the gross amount of such insurance or damages actually made available to Landlord (and not retained by any Superior

Lessor or Superior Mortgagee) less the reasonable expenses of Landlord incurred in connection with the collection of the same, including without limitation, fees and expenses for legal and appraisal services.

      7.3 Award. Irrespective of the form in which recovery may be had by law, all rights to damages or compensation for a taking by a public authority shall belong to Landlord in all cases. Tenant hereby grants to Landlord all of Tenant's rights to such damages and covenants to deliver such further assignments thereof as Landlord may from time to time request. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for relocation expenses.

      7.4 Effect of Casualty or Taking on the Tax Excess and the Operating Cost Excess. In the event of any taking, condemnation or damage by fire or casualty affecting the Property whereby the term of this Lease shall not terminate pursuant to the provisions of Section 7. 1, then for purposes of determining the Operating Cost Excess or Tax Excess there shall be established new Base Taxes and Base Operating Costs as hereinafter provided. Base Taxes shall be a product of the initial Base Taxes as recited in Section 1.1 multiplied by a fraction, the numerator of which shall be the Taxes for the first full Tax Year subsequent to the taking, condemnation or damage which reflects the occurrence of such taking, condemnation or damage (the "Revised Tax Year"), and the denominator of which shall be the Taxes for the full Tax Year prior to such taking, condemnation or damage; and Base Operating Costs shall be the product of the initial Base Operating Costs as recited in Section 1.1 multiplied by a fraction, the numerator of which shall be Operating Costs for the first full Operating Year subsequent to such taking, condemnation or damage which reflects the occurrence of such taking, condemnation or damage (the "Revised Operating Year") and the denominator of which shall be the Operating Costs for the full Operating Year prior to such taking, condemnation or damage. The foregoing revisions shall be effective as of the first day of the Revised Tax Year or the Revised Operating Year (as applicable). Effective as of the date of any such taking, condemnation or damage, Tenant's Percentage shall be adjusted appropriately to reflect the change, if any, in the rentable area of the Premises and/or the rentable area of the Building.

                                    ARTICLE 8

                                    Defaults

      8.1 Default of Tenant. (a) (I) If Tenant shall default in its obligations to pay the Annual Fixed Rent or Additional Rent or any other charges or amounts under this Lease when due or shall default in complying with its obligations under Subsection 6.1.11 of this Lease and if any such default shall continue for ten (10) days after notice from Landlord designating such default, or (II) if as promptly as possible but in any event within thirty (30) days after notice from Landlord to Tenant specifying any default or defaults other than those set forth in clause (I) Tenant has not cured the default or defaults so specified (or if such breach or default cannot be cured within said time, then within such additional time (not to exceed an additional thirty (30) days) as may be necessary if within said thirty (30) days Tenant has commenced and is diligently pursuing the remedies necessary to cure such breach or default); or
(b) if any assignment shall be made by Tenant for the benefit of creditors; or
(c) if Tenant's leasehold interest shall be taken on execution; or (d) if a lien or other involuntary encumbrance shall be filed against Tenant's leasehold interest or Tenant's other property, including said leasehold interest, and shall not be discharged within ten (10) days thereafter (or if such lien cannot be discharged within said time, then within such additional time (not to exceed an additional thirty (30) days) as may be necessary if within said ten (10) days Tenant has commenced and is diligently pursuing the remedies necessary to discharge such lien); or (e) if a petition shall be filed by Tenant for liquidation, or for reorganization or an arrangement under any provision of any bankruptcy law or code as then in force and effect; or (f) if an involuntary petition under any of the provisions of any bankruptcy law or code shall be filed against Tenant and such involuntary petition shall not be dismissed within thirty (30) days thereafter; or (g) if a custodian or similar agent shall be authorized or appointed to take charge of all or substantially all of the assets of Tenant; or (h) if Tenant dissolves or shall be dissolved or shall liquidate or shall adopt any plan or commence any proceeding, the result of which is intended to include dissolution or liquidation; or (i) if any order shall be entered in any proceeding by or against Tenant decreeing or permitting the dissolution of Tenant or the winding up of its affairs; or (j) if Tenant shall fail to pay any installment of Annual Fixed Rent or Additional Rent when due, Tenant shall cure such default within the grace period provided in clause
(a) (I) above (or with Landlord's approval after the expiration of such grace period) and Tenant shall, within the next year following the date such initial defaulted payment was first due, fail more than once to pay any installment of Annual Fixed Rent or Additional Rent when due, then, and in any of such cases indicated in clauses (a) through (j) hereof (collectively and individually, a "Default of Tenant"), Landlord may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter give notice to Tenant terminating this Lease and the term hereof, which notice shall specify the date of termination, whereupon on the date so specified, the term of this Lease and all of Tenant's rights and privileges under this Lease shall expire and terminate but Tenant shall remain liable as hereinafter provided.

      8.2 Remedies. In the event of any termination pursuant to Section 8.1, Tenant shall pay the Annual Fixed Rent, Additional Rent and other charges payable hereunder up to the time of such termination. Thereafter, whether or not the Premises shall have been re-let, Tenant shall be liable to Landlord for, and shall pay to Landlord the Annual Fixed Rent, Additional Rent and other charges which would be payable hereunder for the remainder of the term of this Lease had such termination not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all commercially reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, attorneys' fees and expenses, advertising costs, administration expenses, alteration costs, the value of any tenant inducements (including but without limitation free rent, moving costs, and contributions toward leasehold improvements) and any other commercially reasonable expenses incurred in preparation for such reletting. Tenant shall pay such damages to Landlord monthly on the days on which the Annual Fixed Rent, Additional Rent or other charges would have been payable hereunder if the term of this Lease had not been so terminated.

      At any time after such termination, in lieu of recovering damages pursuant to the provisions of the immediately preceding paragraph with respect to any period after the date of demand therefor, at Landlord's election, Tenant shall pay to Landlord the amount, if any, by which (A) the Annual Fixed Rent, Additional Rent and other charges which would be payable hereunder from the date of such demand to the end of what would be the then unexpired term of this Lease had such termination not occurred, shall exceed (B) the then fair rental value of the

Premises for the same period, reduced to amortize over such period all costs or expenses which Landlord would incur to obtain such fair market rent.

      Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

      In case of any Default of Tenant, re-entry, expiration and repossession by summary proceedings or otherwise, Landlord may (i) relet the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to relet the same and (ii) may make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises provided Landlord shall comply with its obligations hereinafter described, or, in the event that the Premises are relet, for failure to collect the rent under such reletting.

      Landlord shall make a good faith effort to relet the Premises following a termination of the term of this Lease due to a Default of Tenant, but subject to and in accordance with the following criteria:

                  (i) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for the Premises until Tenant shall have surrendered possession of the Premises in the condition required by Section 6.1.9 hereof;

                  (ii) Landlord shall have no obligation to offer the Premises to any prospective tenant so long as other premises in the Building suitable for that prospective tenant are currently available, or are reasonably expected to be available within the next six (6) months;

                  (iii) Landlord shall have no obligation to enter into a lease of less than all of the Premises;

                  (iv) Landlord shall have no obligation to enter into a lease under terms and conditions that are inconsistent with Landlord's then current leasing policies for comparable space in the Building;

                  (v) Landlord shall have no obligation to enter into a lease with any proposed tenant that does not have, in Landlord's reasonable opinion, sufficient financial resources and operating experience;

                  (vi) Landlord shall not be required to expend any amount of money to alter, remodel, or otherwise make the Premises or the Building suitable for use by a prospective tenant unless either (1) Tenant pays any such sum to Landlord in advance of Landlord's execution of a lease with such prospective tenant (which payment shall be in addition to any other damages or amounts to which Landlord may be entitled to as a result of Tenant's default under this Lease); or (2) Landlord, in Landlord's sole discretion, determines that any such expenditure is financially justified in connection with entering into any lease with such prospective tenant; and

                  (vii) Landlord shall have no obligation to enter into a lease with any prospective tenant whose use would: (1) violate any restriction, covenant, or requirement contained in the lease of another tenant of the Building; (2) adversely affect the reputation of the Building; (3) be incompatible with the operation of the Building as a first-class building; or (4) require any alterations to the Building.

      Tenant hereby waives and releases, to the fullest extent legally permissible, any right to assert in any action by Landlord to enforce the terms of this Lease, any defense, counterclaim, or right of setoff or recoupment respecting the mitigation of damages by Landlord, unless and to the extent Landlord fails to act in accordance with the requirements of this Section 8.2.

      To the fullest extent permitted by law, Tenant hereby expressly waives any and all rights of redemption granted under any present or future laws in the event of Tenant being evicted or dispossessed; or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

      8.3   Remedies Cumulative. Except as expressly provided otherwise in
Section 8.2, any and all rights and remedies which Landlord may have under this Lease, and at law and equity (including without limitation actions at law for direct, indirect, special and consequential (foreseeable and unforeseeable) damages), for Tenant's failure to comply with its obligations under this Lease shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

      8.4 Landlord's Right to Cure Defaults. At any time with or without notice, Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be reasonably necessary or appropriate by reason of the failure or neglect of Tenant to comply with any of its obligations under this Lease (irrespective of whether the same shall have ripened into a Default of Tenant), and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand, as Additional Rent, all such sums including reasonable attorneys fees, together with interest thereon at a rate (the "Default Rate") equal to the lesser of three percent (3%) over the Prime Rate or the maximum rate allowed by law. "Prime Rate" shall mean the annual floating rate of interest, determined daily and expressed as a percentage from time to time announced by Bank of America as its "prime" or "base" rate, so-called, or if at any time Bank of America ceases to announce such a rate, as announced by the largest national or state-chartered banking institution then having an office in the City of Boston and announcing such a rate. If at any time neither Bank of America nor the largest national or state-chartered banking institution having an office in the City of Boston is announcing such a floating rate, "Prime Rate" shall mean a rate of interest, determined daily, which is two (2) percentage points above the 14-day moving average closing trading price of 90-day Treasury Bills.

      8.5 Holding Over. Any holding over by Tenant after the expiration or early termination of the term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to one and one-half times the greater of (x) the fair market rental value for the Premises on a month-to-month basis or (y) the sum of Annual Fixed Rent plus Additional Rent in effect immediately prior to the expiration or earlier termination of the term (such sum being (the "Prior Rent"); provided however if Tenant shall holdover for thirty (30) days or less and such holding over is the result solely of Tenant having failed to comply with its obligations under clause (ii) of the last paragraph of Section 6.1.9 (Tenant having complied with all other obligations under Section 6.1.9 by the expiration or earlier termination of the term) then such holding over shall be treated as a daily tenancy at sufferance at the Prior Rent until such compliance occurs. Tenant shall also pay to Landlord all damages, direct and/or consequential (foreseeable and unforeseeable), sustained by reason of any such holding over. Otherwise, all of the covenants, agreements and obligations of Tenant applicable during the term of this Lease shall apply and be performed by Tenant during such period of holding over as if such period were part of the term of this Lease.

      8.6 Effect of Waivers of Default. Any consent or permission by Landlord or Tenant to any act or omission by the other shall not be deemed to be consent or permission by Landlord or Tenant to any other similar or dissimilar act or omission and any such consent or permission in one instance shall not be deemed to be consent or permission in any other instance.

      8.7 No Waiver, etc. The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord, or by Tenant, unless such waiver be in writing signed by the party to be charged. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

      8.8 No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Annual Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

                                    ARTICLE 9

                                Rights of Holders

      9.1 Rights of Mortgagees or Ground Lessor. This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to any ground or master lease, and all renewals, extensions, modifications and replacements thereof, and to all mortgages, which may now or hereafter affect the Building or the Property and/or any such lease, whether or not such mortgages shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and all consolidations of such mortgages. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination. Any lease to which this Lease is subject and subordinate is herein called "Superior Lease" and the lessor of a Superior Lease or its successor in interest, at the time referred to, is herein called "Superior Lessor"; and any mortgage to which this Lease is subject and subordinate, is herein called "Superior Mortgage" and the holder of a Superior Mortgage is herein called "Superior Mortgagee".

      If any Superior Lessor or Superior Mortgagee or the nominee or designee of any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, or otherwise, then at the request of such party so succeeding to Landlord's rights (herein called "Successor Landlord") and upon such Successor Landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord (unless formerly the landlord under this Lease) shall not be
(a) liable in any way to Tenant for any act or omission, neglect or default on the part of Landlord under this Lease, (b) responsible for any monies owing by or on deposit with Landlord to the credit of Tenant provided however if at the time of such attornment there shall remain any amounts remaining to be paid to Tenant pursuant to Section 3.6 and such Successor Landlord shall fail to make payment within thirty (30) days of invoice then such amount unpaid may be offset against Annual Fixed Rent, (c) subject to any counterclaim or setoff which theretofore accrued to Tenant against Landlord, (d) bound by any modification of this Lease subsequent to such Superior Lease or Superior Mortgage, or by any previous prepayment of Annual Fixed Rent or Additional Rent for more than one
(1) month, which was not approved in writing by the Successor Landlord, (e) responsible for the performance of any work to be done by Landlord under this Lease to render the Premises ready for occupancy by the Tenant, or (f) required to remove any person occupying the Premises or any part thereof, except if such person claims by, through or under the Successor Landlord. Tenant agrees at any time and from time to time to execute a suitable instrument in confirmation of Tenant's agreement to attorn, as aforesaid.

      9.2 Modifications. If any Superior Lessor or Superior Mortgagee shall require any modification(s) of this Lease, Tenant shall, at Landlord's request, promptly execute and deliver to Landlord such instruments effecting such modification(s) as such Superior Lessor or Superior Mortgagee shall require, provided that such modification(s) do not adversely affect in any material respect any of Tenant's rights under this Lease. In addition, and notwithstanding Section 9.1 to the contrary, any Superior Lessor or Superior Mortgagee may, at its option, subordinate the Superior Lease or Superior Mortgage of which it is the lessor or holder to this Lease by giving Tenant ten
(10) days prior written notice of such election, whereupon this Lease shall, irrespective of dates of execution, delivery and recording, be superior to such Superior Lease or Superior Mortgage and no other documentation shall be necessary to effect such change.

      9.3 Subordination, Non-Disturbance and Attornment. Landlord represents that as of the Date of this Lease it holds fee title to the Property and that no Superior Mortgage affects such title. Landlord agrees that, as a condition to Tenant's obligation to subordinate its interest in this Lease to any Superior Mortgagee or Superior Lessee, it shall obtain a so-called non-disturbance agreement from any such Superior Lessor or Superior Mortgagee which agreement may be in the form customarily used by such Superior Lessor or Superior Mortgagee if such form is commercially reasonable, or if no such form exists, in any commercially reasonable form, subject to the conditions and limitations of Sections 9.1 and 9.2.

                                   ARTICLE 10

                            Miscellaneous Provisions

      10.1 Notices. Except as may be expressly provided herein otherwise, all notices, requests, demands, consents, approval or other communications to or upon the respective parties hereto shall be in writing, shall be delivered by hand or mailed by certified or registered mail, return receipt requested, or by a nationally recognized courier service that provides a receipt for delivery such as Federal Express, United Parcel Service or U.S. Postal Service Express Mail and shall be addressed as follows: If intended for Landlord, to the Original Address of Landlord set forth in Section 1.1 of this Lease with a copy to Jennifer B. Clark, Reit Management & Research LLC, 400 Centre Street, Newton, MA 02458 (or to such other address or addresses as may from time to time hereafter be designated by Landlord by notice to Tenant); and if intended for Tenant, addressed to Tenant at the Original Address of Tenant set forth in
Section 1.1 of this Lease until the Commencement Date and thereafter to the Property (or to such other address or addresses as may from time to time hereafter be designated by Tenant by notice to Landlord) with a copy to Joseph
L. Faber, Faber Daeufer & Rosenberg PC, 1050 Winter Street, Suite 1000, Waltham, MA 02451. Notices shall be effective on the date delivered to (or the first date such delivery is attempted and refused by) the party to which such notice is required or permitted to be given or made under this Lease. Notices from Landlord may be given by Landlord's Agent, if any, or Landlord's attorney.

      10.2 Quiet Enjoyment; Landlord's Right to Make Alterations, Etc. Landlord agrees that upon Tenant's paying the rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the term hereof without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease; provided, however, Landlord reserves the right at any time and from time to time, with reasonable notice to Tenant, without the same constituting breach of Landlord's covenant of quiet enjoyment or an actual or constructive eviction, and without Landlord incurring any liability to Tenant or otherwise affecting Tenant's obligations under this Lease, to make such changes, alterations, improvements, repairs or replacements in or to the interior and exterior of the Building (including the Premises) and the fixtures and equipment thereof, and in or to the Property, or properties adjacent thereto, as Landlord reasonably may deem necessary or desirable, and to change (provided that there be no unreasonable obstruction of the right of access to the Premises by Tenant and that Landlord use commercially reasonable efforts to minimize, to the extent practical, any interference with the conduct of business at the Premises) the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, or other common areas of the Building and Property.

      Without incurring any liability to Tenant, Landlord may permit access to the Premises and open the same, whether or not Tenant shall be present, upon any demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer Landlord reasonably believes is entitled to such access for the purpose of taking possession of, or removing, Tenant's property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

      10.3 Recording of Lease; Confidentiality of Lease Terms. Landlord acknowledges that Tenant may record a notice of this Lease with the Registry of Deeds of Middlesex County in accordance with Mass. Gen. Laws Ann. c. 183 Section 4.

      Tenant acknowledges that the terms under which the Landlord has leased the Premises to Tenant (including, without limitation, the rental rate(s), term and other financial and business terms), constitute confidential information of Landlord ("Landlord Confidential Information"). Subject to the preceding paragraph, Tenant covenants and agrees to keep Landlord Confidential Information confidential and not to disclose the same to third parties; provided, however, that Landlord Confidential Information may be disclosed by Tenant to those of its officers, employees, attorneys, accountants, lenders and financial advisors (collectively, "Representatives") who need to know such information in connection with Tenant's use and occupancy of the Premises, enforcement of the Lease, and for financial reporting, credit related and capital raising activities. Tenant furthermore agrees to inform Tenant's Representatives of the confidential nature of Landlord Confidential Information and to use all reasonable efforts to cause each of Tenant's Representatives to treat Landlord Confidential Information confidentially and in accordance with the terms of this paragraph. The obligations in this paragraph shall expire two (2) years after the end of the term of the Lease.

      10.4 Assignment of Rents and Transfer of Title; Limitation of Landlord's Liability. Tenant agrees that the assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, whether absolute or conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord's obligations hereunder (subject to the limitations set forth in Section 9.1) only upon foreclosure of such holder's mortgage and the taking of possession of the Premises.

      The term "Landlord", so far as covenants or obligations to be performed by Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of Landlord's interest in the Property, and in the event of any transfer or transfers of such title to said property, Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement, of all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord, shall, subject as aforesaid, be binding on Landlord, its successors and assigns, only during and in respect of their respective period of ownership of such interest in the Property.

      Notwithstanding the foregoing, in no event shall the acquisition of Landlord's interest in the Property by a purchaser which, simultaneously therewith, leases Landlord's entire interest in the Property back to Landlord or the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord's obligations hereunder. Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder. The seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until such purchaser expressly assumes in writing the Landlord's obligations hereunder.

      Tenant shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Property, and Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease, it being specifically agreed that in no event whatsoever shall Landlord be required to respond in damages from any assets other than its interest in the Property and the rent therefrom and any insurance proceeds or condemnation award therefor. Tenant furthermore agrees that no trustee, officer, director, general or limited partner, member, shareholder, beneficiary, employee or agent of Landlord (including any person or entity from time to time engaged to supervise and/or manage the operation of Landlord) shall be held to any liability, jointly or severally, for any debt, claim, demand, judgment, decree, liability or obligation of any kind (in tort, contract or otherwise) of, against or with respect to Landlord or arising out of any action taken or omitted for or on behalf of Landlord.

      10.5 Landlord's Default. Landlord shall not be deemed to be in breach of, or in default in the performance of, any of its obligations under this Lease unless it shall fail to perform such obligation(s) and such failure shall continue for a period of thirty (30) days, or such additional time as is reasonably required to correct any such breach or default, after written notice has been given by Tenant to Landlord specifying the nature of Landlord's alleged breach or default. Tenant shall have no right to terminate this Lease for any breach or default by Landlord hereunder and no right, for any such breach or default, to offset or counterclaim against any rent due hereunder. In no event shall Landlord ever be liable to Tenant for any punitive damages or for any loss of business or any other indirect, special or consequential damages suffered by

Tenant from whatever cause. Tenant further agrees that if Landlord shall have failed to cure any such breach or default within thirty (30) days of such notice to Landlord (or if such breach or default cannot be cured within said time, then within such additional time as may be necessary if within said thirty days Landlord has commenced and is diligently pursuing the remedies necessary to cure such breach or default), then the holder(s) of any mortgage(s) or the lessor under any ground lease entitled to notice pursuant to Section 10.6 shall have an additional thirty (30) days within which to cure such breach or default if such breach or default cannot be cured within that time, then such additional time as may be necessary, if within such thirty (30) days any such holder or lessor has commenced and is diligently pursuing the remedies necessary to cure such breach or default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure).

      10.6 Notice to Mortgagee and Ground Lessor. After receiving notice from any party that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord, as ground lessee, which includes the Premises as part of the demised premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor, and the curing of any of Landlord's defaults by such holder or ground lessor shall be treated as performance by Landlord.

      10.7 Brokerage. Tenant warrants and represents that it has dealt with no broker in connection with the consummation of this Lease, other than Richards Barry Joyce & Partners ("RBJ&P"), and McCall & Almy, Inc. ("M&A"), and in the event of any brokerage claims or liens, other than by RBJ&P or M&A, against Landlord or the Property predicated upon or arising out of prior dealings with Tenant, Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claim, and to discharge any such lien. Landlord shall pay a brokerage fee to RBJ&P pursuant to a separate agreement, and RBJ&P shall in turn pay M&A a brokerage fee pursuant to an agreement between such two parties.

      10.8 Applicable Law and Construction. This Lease shall be governed by and construed in accordance with the laws of the state or district in which the Property is located and if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected thereby. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this Lease and which shall expressly refer to this Lease. All understandings and agreements heretofore made between the parties are merged in this Lease and any other such written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation, neither party relying upon any statement or representation not embodied in this Lease or any other such written agreement(s) made concurrently herewith. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant. The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and Tenant shall have no right to the Premises hereunder until the execution and delivery hereof by both Landlord and Tenant. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. If two or more persons or parties are named as Tenant herein, (i) each of such persons or parties shall be jointly and severally liable for the obligations of the Tenant hereunder, and Landlord may proceed against any one without first having commenced proceedings against any other of them and (ii) Landlord may require that all notices, requests, demands, consents, approvals or other communications delivered by Tenant under the Lease must be executed by each person or party named as Tenant herein. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both an independent covenant and a condition and time is of the essence with respect to the exercise of any of Tenant's rights under this Lease. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant. Except as otherwise set forth in this Lease, any obligations of Tenant (including, without limitation, rental and other monetary obligations, repair and maintenance obligations and obligations to indemnify Landlord), shall survive the expiration or earlier termination of this Lease, and Tenant shall immediately reimburse Landlord for any expense incurred by Landlord in curing Tenant's failure to satisfy any such obligation (notwithstanding the fact that such cure might be effected by Landlord following the expiration or earlier termination of this Lease).

      WITNESS the execution hereof under seal on the day and year first above written.

                          Landlord:

                          TRUSTEES OF 4 MAGUIRE ROAD REALTY TRUST

                          By: /s/ JOHN C. POPEO
                              -------------------------------------------------
                              Name: John C. Popeo
                              Title: Trustee as aforesaid and not individually

                          Tenant:

                          PREDIX PHARMACEUTICALS HOLDINGS, INC.

                          By: /s/ MICHAEL G. KAUFFMAN
                              -------------------------------------------------
                              Its President

                          By: /s/ CHEN SCHOR
                              -------------------------------------------------
                              Its Chief Business Officer

                                    EXHIBIT A

                                   FLOOR PLANS

                                   EXHIBIT A-1

                                    SITE PLAN

                                    EXHIBIT B

                              RULES AND REGULATIONS

      1. The sidewalks, entrances, passages, corridors, vestibules, halls, elevators or stairways in or about the Building shall not be obstructed by Tenant.

      2. Tenant shall not place objects against glass partitions, doors or windows which would be unsightly from the Building corridor or from the exterior of the Building. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or fixed by Tenant on any window or part of the outside or inside of the Buildings without prior consent of Landlord.

      3. Tenant shall not place a load upon any floor of the Building exceeding the lesser of the floor load which such floor was designed to carry or that allowed by law.

      4. Tenant shall not waste electricity or water in the Building and shall cooperate fully with Landlord to assure the most effective operation of the Building HVAC system. All regulating and adjusting of HVAC equipment shall be done by the Landlord's agents or employees.

      5. No additional or different locks or bolts shall be affixed on doors by Tenant. Tenant shall return all keys to Landlord upon termination of Tenant's lease. Tenant shall not allow peddlers, solicitors or beggars in the Building and shall report such persons to the Landlord's agent.

      6. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises. No space in the Building shall be used for manufacturing or for the sale of merchandise of any kind at auction or for storage thereof preliminary to such sale.

      7. Tenant shall not engage or pay any employees of the Building without approval from the Landlord. Tenant shall not employ any persons other than the janitor or employees of Landlord for the purpose of cleaning Premises without the prior written consent of Landlord.

      8. All removals from the Building or the carrying in or out of the Building or the Premises of any freight, furniture or bulky matter of any description must take place at such time and in such manner as Landlord may determine from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of the rules and regulations or provisions of Tenant's lease.

      9. Normal Building Operating Hours are 7:00 a.m. to 7:00 p.m. Mondays through Fridays and 9:00 a.m. to 1:00 p.m. on Saturdays excluding New Years Day, Martin Luther King's Birthday, President's Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day, Christmas Day (and the applicable weekday when any such day occurs on a weekend day) and all other federal, state, county or municipal holidays and all Sundays, except that Landlord reserves the option (at its sole election) to expand or alter Normal Building Operating Hours. Any day (other than a Saturday) on which Normal Building Operating Hours shall occur shall be a "Business Day". Outside of Normal Building Operating

Hours, Landlord reserves the right to exclude from the Building all persons connected with or calling upon Tenant who do not present a pass to the Building signed by Tenant. Landlord will furnish passes to persons designated by Tenant and Tenant shall be responsible to Landlord for all acts of such persons.

      10. Tenant shall cooperate with Landlord in minimizing loss and risk thereof from fire and associated perils.

      11. Tenant shall, at Tenant's expense, provide artificial light and electric current for the Landlord and/or its contractors, agents and employees during the making of repairs, alterations, additions or improvements in or to the demised premises.

      12. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed and no sweepings, rubbish, rags, acid or like substance shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant.

      13. Tenant may request HVAC service outside of Normal Building Operating Hours by submitting a request in writing to the Building Manager's office by noon of the preceding workday.

      14. Landlord reserves the right to establish, modify and enforce parking rules and regulations.

      15. All refuse from the Premises shall be disposed of in accordance with the requirements established therefor by Landlord and no dumpster shall be overloaded by Tenant.

      16. Landlord reserves the right at any time to rescind, alter or waive any rule or regulation at any time prescribed for the Building and to impose reasonable additional rules and regulations when in its judgment Landlord deems it necessary, desirable or proper for its best interest and for the best interest of tenants and other occupants and invitees thereof. No alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant however resulting of any rules or regulations at any time prescribed for the Building.

                                    EXHIBIT C

                            ALTERATIONS REQUIREMENTS

A.    General

      1. All alterations, installations or improvements ("Alterations") to be made by Tenant in, to or about the Premises, including any Alterations to be made prior to Tenant's occupancy of the Premises for the Permitted Use, shall be made in accordance with the requirements of this Exhibit and with any additional requirements stated in the Lease. For clarity, the requirements of this Exhibit do not apply to Landlord's Work.

      2. All submissions, inquiries approvals and other matters shall be processed through Landlord's Building manager or regional property manager.

      3. Additional and differing provisions in the Lease, if any, will be applicable and will take precedence over the terms of this Exhibit.

      B.    Plans

      1. Before commencing construction of any Alterations, Tenant shall submit for Landlord's written approval either a description of the Alterations or drawings and specifications for the Alterations, as follows:

      (i) Tenant shall submit drawings and written specifications (collectively, "Plans") for all of Tenant's Alterations, including mechanical, electrical and cabling, plumbing and architectural drawings. Drawings are to be complete, with full details and finish schedules, and shall be stamped by an architect licensed in the Commonwealth of Massachusetts certifying compliance with building codes.

      (ii) Tenant may submit a complete description of Tenant's Alterations (including sketches or diagrams as necessary) in lieu of submitting Plans if the proposed Alterations meet all of the following criteria: (1) they are cosmetic in nature (e.g. painting, wallpapering, installation of floor coverings, etc.), (2) they do not require a building permit, (3) they do not require work to be performed inside walls or above the ceiling of the Premises, and (4) they will not affect the structure or the mechanical, plumbing, HVAC, electrical or life safety systems of the Building (collectively, the "Building Systems"). Notwithstanding that Tenant's proposed Alterations satisfy all of the preceding criteria, upon review of Tenant's submission, Landlord shall have the right to require Tenant to submit Plans for all or any portion of the proposed Alterations.

      2. Landlord shall review the description or Plans submitted by Tenant ("Tenant's Design Submission") and notify Tenant of approval or disapproval. If in the exercise of its reasonable discretion Landlord disapproves Tenant's Design Submission, Landlord shall specify the reasons for its disapproval and Tenant shall revise Tenant's Design Submission to meet Landlord's objections, and shall resubmit the same to Landlord as so revised until Tenant's Design Submission is approved by Landlord. No approval by Landlord of Tenant's Design Submission shall constitute a waiver of any of the requirements of this Exhibit or the Lease. Tenant shall not make any changes to Tenant's Design Submission after approval by Landlord, including changes required to obtain governmental permits, without obtaining Landlord's written approval in each instance.

      3. All mechanical, electrical, structural and floor loading requirements shall be subject to approval of Landlord's engineers. Landlord also reserves the right to require Tenant to submit copies of shop drawings for Landlord's review and approval, which may not be withheld, conditioned or delayed unreasonably.

      4. Before commencing construction of any Alterations, Tenant shall provide Landlord with two (2) complete copies of Tenant's Design Submission in final form as approved by Landlord.

C.    Selection of Contractors and Subcontractors

      Before commencing construction of any Alterations, Tenant shall submit to Landlord the names of Tenant's general contractor (the "General Contractor") and subcontractors for Landlord's approval. If Landlord shall reject the General Contractor or any subcontractor, Landlord shall advise Tenant of the reasons(s) in writing and Tenant shall submit another selection to Landlord for Landlord's approval.

D.    Insurance

      Before commencing construction of any Alterations, Tenant will deliver to
Landlord:

      (i) Four (4) executed copies of the Insurance Requirements agreement in the form set forth in Exhibit D from the general contractor and, if requested by Landlord, from the subcontractors (Landlord will return two fully executed copies to Tenant), and

      (ii) insurance certificates for the General Contractor and subcontractors as required by Exhibit D, which shall include evidence of coverage for the indemnity provided by the General Contractor or subcontractor executing such agreement.

E.    Building Permit and Other Legal Requirements

      1. Before commencing construction of any Alterations, Tenant shall furnish Landlord with a valid permit for the construction of the Alterations from the building department or other agency having jurisdiction in the municipality in which the Building is located (unless the Alterations are of a cosmetic nature not requiring a building permit). Tenant shall keep the original building permit posted on the Premises during the construction of the Alterations.

      2. Tenant Design Submission, the Alterations, and the construction of the Alterations shall each be in strict compliance with (i) all applicable laws, codes, rules and regulations, including, without limitation, the Americans with Disabilities Act, state and local health department requirements, and occupational health and safety laws and regulations (and no approval of Tenant's Design Submission shall relieve Tenant of this obligation or invest Landlord with any responsibility for ensuring such compliance), and
(ii) all building permits, consents, licenses, variances, and approvals issued in connection with the Alterations. Tenant shall ensure that the General Contractor and all subcontractors have the requisite licenses to perform their work. Tenant shall procure all permits, governmental approvals, licenses, variances and consents required for the Alterations and shall provide Landlord with a complete copy thereof promptly upon receipt of same by Tenant.

F.    Materials and Workmanship

      1. All materials, equipment and installations must meet Landlord's minimum standards for the Building, as may be designated reasonably by Landlord from time to time, and all materials shall be new, commercial grade and of first-class quality. Any deviation from these requirements will be permitted only if clearly indicated or specified on Tenant's Design Submission and approved by Landlord.

      2. Alterations shall be constructed in a professional, first-class and workmanlike manner, in accordance with Tenant's Design Submission.

      3. The General Contractor shall guaranty all materials and workmanship against defects for a period of not less than one (1) year from installation. Notwithstanding any limitations contained in such guaranty or in any contract, purchase order or other agreement, during the entire term of the Lease, Tenant shall promptly repair or replace, at Tenant's cost, any defective aspect of the Alterations except for insubstantial defects that do not adversely effect the Building or the appearance or rental value of the Premises, as determined by Landlord in its reasonable discretion.

      4. Alterations must be compatible with the existing Building Systems. In the event any Alterations shall interfere with the proper functioning of any Building System, Tenant, at Tenant's sole cost and expense, shall promptly cause such repairs, replacements or adjustments to be made to the Alterations as are necessary to eliminate any such interference.

G.    Prosecution of the Work

      1. Landlord may require that all demolition and other categories of work that may inconvenience other tenants or disturb Building operations be scheduled and performed in a time and manner least disruptive to other tenants, and Tenant shall provide the Building manager with at least two Business Days' notice prior to proceeding with any such work.

      2. Unless Landlord directs otherwise, Tenant's contractors shall have access to the Building during the Normal Building Operating Hours only. If Tenant's contractors desire access to the Building at any other time, Landlord shall use reasonable efforts to provide such access, provided, however, that Tenant shall pay Landlord any additional cost incurred by Landlord to provide such access, including, without limitation, additional costs for utilities, personnel, and security.

      3. Prior arrangements for elevator use shall be made with the Building manager by Tenant or the General Contractor. Elevator cabs shall be properly padded and no material or equipment shall be carried under or on top of elevators. If an operating engineer is required by any union rules, such engineer shall be paid for by Tenant.

      4. Under no circumstances will any material related to Tenant's Alterations be allowed access through the Building's front entrance without advance written approval of the Building manager.

      5. If shutdown of risers and mains for electrical, HVAC, sprinkler or plumbing work is required, such work shall be supervised by Landlord's representative at Tenant's expense. No work will be performed in Building mechanical equipment rooms except under Landlord's supervision.

      6. Alterations shall be performed under the supervision of a superintendent or foreman of the General Contractor at all times.

      7. All areas adjacent to the construction area shall be sealed with plastic so as to not be affected by dust and debris. All floors shall be protected from the construction process.

      8. The General Contractor or HVAC subcontractor shall block off supply and return grilles, diffusers and ducts to keep dust from entering into the Building HVAC system and thoroughly clean all HVAC units in the work area at the completion of the Alterations.

      9. Construction debris shall be removed from the construction area daily and the construction area shall be kept neat and reasonably clean at all times. All construction debris is to be discarded in waste containment provided by the General Contractor only. No material or debris shall be stored outside the Premises or Building without the prior written approval of the Landlord's representative.

      10. Landlord shall have the right to instruct the General Contractor to deliver to Landlord, at Tenant's expense, any items to be removed from the Premises during the construction of the Alterations.

      11. Tenant, either directly or through the General Contractor, will immediately notify Landlord, in writing, of any damage to the Building caused by the General Contractor or any subcontractors. Such damage shall be repaired within 72 hours unless otherwise directed by the Landlord in writing. Any damage that is not repaired may be repaired by Landlord at Tenant's expense.

      12. Construction personnel shall use the restrooms located within the Premises only. If there are no restrooms within the Premises, then construction personnel shall use only those Building restrooms located on the floor where the work is being performed.

      13. All wiring and cabling installed by Tenant shall be tagged with Tenant's name and its specific use and purpose.

      14. The General Contractor and all subcontractors shall cause their employees to adhere to all applicable Rules and Regulations of the Building.

      15. Landlord shall have the right to supervise and inspect the Alterations as the work progresses and to require Tenant to remove or correct any aspect of the Alterations that does not conform to Tenant's Design Submission approved by Landlord.

H.    Documents to Be Furnished to Landlord Upon Completion of Tenant's Work

      1. Within fifteen (15) days after construction of the Alterations has been completed, except for so-called punch list items, Tenant shall furnish Landlord with the following documents:

      (i) record "as built" drawings in paper and electronic (CADD) format showing all of the Alterations as actually constructed for all portions of the Alterations for which drawings were submitted;

      (ii) if Plans for the Alterations were prepared by an architect or engineer, a written certification from the architect confirming that the Alterations were completed in material accordance with the Plans and all applicable laws, codes, ordinances, and regulations;

      (iii) full and final lien waivers and releases executed by the General Contractor and all subcontractors and suppliers;

      (iv) if the Alterations include any HVAC work, a properly executed air balancing report signed by a professional engineer showing that the HVAC system is properly balanced for the season;

      (v) copies of all warranties and guarantees received from the General Contractor, subcontractors and materials suppliers or manufacturers;

      (vi) copies of all maintenance manuals, instructions and similar information pertaining to the operation and maintenance of equipment and fixtures installed in the Premises as part of the Alterations; and

      (vii) a copy of the final, permanent certificate of occupancy or amended certificate of occupancy for the Premises.

                                    EXHIBIT D

                       CONTRACTOR'S INSURANCE REQUIREMENTS

Building:

Tenant:

Premises:

      The undersigned contractor or subcontractor ("Contractor") has been hired by the tenant or occupant (hereinafter called "Tenant") of the Building named above or by Tenant's contractor to perform certain work ("Work") for Tenant in the Premises identified above. Contractor and Tenant have requested the undersigned landlord ("Landlord") to grant Contractor access to the Building and its facilities in connection with the performance of the Work and Landlord agrees to grant such access to Contractor upon and subject to the following terms and conditions:

      1. Contractor agrees to indemnify and save harmless the Landlord, and if Landlord is a general or limited partnership each of the partners thereof, and if Landlord is a nominee trust the trustee(s) and all beneficiaries thereof, and all of their respective officers, employees and agents, from and against any claims, demands, suits, liabilities, losses and expenses, including reasonable attorneys' fees, arising out of or in connection with the Work (and/or imposed by law upon any or all of them) because of personal injuries, including death, at any time resulting therefrom and loss of or damage to property, including consequential damages, whether such injuries to person or property are claimed to be due to negligence of the Contractor, Tenant, Landlord or any other party entitled to be indemnified as aforesaid except to the extent specifically prohibited by law (and any such prohibition shall not void this agreement but shall be applied only to the minimum extent required by law).

      2. Contractor shall provide and maintain at its own expense, until completion of the Work, the following insurance:

      (a) Workmen's Compensation and Employers Liability Insurance covering each and every workman employed in, about or upon the Work, as provided for in each and every statute applicable to Workmen's Compensation and Employers' Liability Insurance.

      (b) Commercial General Liability Insurance including coverages for Protective and Contractual Liability (to specifically include coverage for the indemnification clause of this agreement) for not less than the following limits:

Bodily Injury:                       $5,000,000 per person
                                     $5,000,000 per occurrence

Property Damage:                     $5,000,000 per occurrence
                                     $5,000,000 aggregate

      (c) Commercial Automobile Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the Work) for not less than the following limits:

Bodily Injury:                   $5,000,000 per person
                                 $5,000,000 per occurrence

Property Damage:                 $5,000,000 per occurrence.

      Contractor shall furnish a certificate from its insurance carrier or carriers to the Building office before commencing the Work, showing that it has complied with the above requirements regarding insurance and providing that the insurer will give Landlord ten (10) days' prior written notice of the cancellation of any of the foregoing policies.

      The insurance provided in (b) and (c) above shall name Landlord as an additional insured.

      3. Contractor shall require all of its subcontractors engaged in the Work to provide the following insurance:

      (a) Commercial General Liability Insurance including Protective and Contractual Liability coverages with limits of liability at least equal to the limits stated in paragraph 2(b).

      (b) Commercial Automobile Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the Work) with limits of liability at least equal to the limits stated in paragraph 2(c).

      Upon the request of Landlord, Contractor shall require all of its subcontractors engaged in the Work to execute an Insurance Requirements agreement in the same form as this Agreement.

      Agreed to and executed this ____ day of________, 20___.

      Contractor:                                 Landlord:

      By.________________                         By:__________________

      By.________________                         By:__________________

                                    EXHIBIT E
                               CLERK'S CERTIFICATE

      I, _______________, the duly elected and acting [Secretary/Clerk] of __________, a ______ corporation (the "Corporation"), hereby certify that:

      (A) at a meeting of the board of directors of the Corporation held on _____ in accordance with law and the Bylaws of the Corporation the following resolutions were duly adopted:

            VOTED: a. To approve a lease of approximately __________ square feet of space for terms of ______ years with respect to ___________________in the building commonly known as _____________in ___________, which lease grants the Corporation an option to extend the term for ______________ terms of ____years each, substantially in the form of the draft presented at this meeting, a copy of which shall be placed on file in the office of the [Secretary/Clerk] and be incorporated by reference in this vote;

            b. To authorize ____________ and ___________, or any one of them (each hereinafter referred to as a "Signatory"), to execute and deliver in the name and on behalf of the Corporation the above-described lease and to execute and deliver all other documents, agreements and instruments, including, without limitation, notices of lease, and to take all other actions with respect to the foregoing which any Signatory, in such Signatory's discretion, shall determine to be necessary or appropriate to effect or secure the transactions contemplated herein, the execution and delivery of any of the foregoing or the taking of any such action to be conclusive evidence of such Signatory's determination and of the Signatory's authority so to do granted by this vote;

      (B) as of this date the following individuals are duly elected and qualified officers of the Corporation holding at this date, the offices specified next to their names and the signature next to each such name is such individual's true signature.

NAME                     OFFICE              SIGNATURE
--------------     -----------------     -----------------

--------------     -----------------     -----------------

      (C) The form of lease attached to this Certificate is the form referred to in the foregoing vote.

      (D) The resolutions set forth above are unmodified and continue to be in full force and effect and the Corporation has adopted no other resolutions in respect of the subject matter thereof.

      In witness whereof, I have hereunto set my hand and affixed the seal of the Corporation this ____ day of __________, 20_.

                                   ___________________________
                                   [Secretary/Clerk]

                                    EXHIBIT 1

SHELL/CORE & TENANT RESPONSIBILITY MATRIX ______________________________________

                                             Shell/Core   Shell/Core
  Elements            Description             Existing      Upgrade    Tenant
-----------   ----------------------------   ----------   ----------   ------
Sitework:     Additional gas service to                       X
              building for upgraded base
              building systems.

              Additional gas service to                                  X
              building for new tenant
              building systems.

              Lab waste system connection                                X
              and monitoring manhole.

Code          Building renovations in            X                       X
Compliance:   accordance with
              requirements of
              Massachusetts State
              Building Code, 6th edition.

Structure:    Floor loads; 100 psf first         X
              floor; 100 psf second floor.

              Live load increases for                                    X
              special tenant loads at
              floors and roof.

              Dunnage at roof for                             X
              upgraded base building
              equipment.

              Dunnage at roof for tenant                                 X
              equipment.

              Miscellaneous metal items                                  X
              and concrete pads related
              to tenant fitout.

Exterior:     Existing exterior brick and        X
              glass wall system.

              Penthouse and/or screening                                 X
              for tenant equipment, to be
              bulk in accordance with
              base building design and
              town requirements

Roofing:      Existing roofing system,           X
              single-ply.

              Repair or replacement of                        X
              existing roofing if
              required by base building
              MEP upgrades.

              Roofing penetrations for                                   X
              tenant equipment or
              systems, to be made in
              accordance with roofing
              manufacturer's details and
              warranty requirements.

              Walkway pads to base               X            X
              building and upgrade
              mechanical equipment.

              Walkway pads to tenant                                     X
              mechanical equipment.

                                                   Shell/Core    Shell/Core
 Elements                Description                Existing       Upgrade     Tenant
----------    ---------------------------------    ----------    ----------    ------
Common        Existing finished first floor             X
Areas:        building lobby and egress
              corridors, including stone/tile
              flooring, drywall and suspended
              ceilings and appropriate accent
              lighting.

              Existing toilet rooms.                    X

              Existing janitor, electrical and          X
              telephone closets.

              Finished exit stairways with              X
              painted walls.

              Existing finished loading area.           X

              First floor main                          X             X
              mechanical/electrical rooms for
              base building and upgrade
              equipment.

              Existing first floor mechanical           X
              rooms for tenant lab systems.

              Additional first floor tenant                                      X
              mechanical rooms.

              Existing first floor lab waste            X
              system room for tenant
              neutralization system.

              Additional first floor tenant                                      X
              rooms for lab waste system(s)

              Existing storage space for                X
              flammable materials, including
              spill containment.

              Additional storage for tenant                                      X
              flammable materials.

              Existing doors and frames at              X
              common areas.

              Additional or modified doors,                                      X
              frames, and hardware at tenant
              areas.

Elevators:    Existing passenger/service                X
              elevator.

Window        Existing building standard blinds         X
Treatment:    on all windows.

                                             Shell/Core   Shell/Core
  Elements             Description            Existing      Upgrade    Tenant
------------   ---------------------------   ----------   ----------   ------
Tenant Area:   Existing partitions,              X
               ceilings, flooring,
               painting, finishes, doors,
               millwork, casework, and all
               office, laboratory, and
               animal space build-out
               within tenant area.

               Modifications to partitions                                X
               and tenant build-out.

               Shaft enclosures for base         X            X
               building systems.

               Shaft enclosures for tenant                                X
               systems.

               Modification/relocation of                                 X
               existing lab casework.

Equipment:     Existing warm/cold rooms,         X
               autoclaves, glass & cage
               washers.

               Modification/relocation of                                 X
               existing or additional
               warm/cold rooms,
               autoclaves, glass & cage
               washers.

               New steam generators.                                      X

               Existing laboratory fume          X
               hoods in current locations.

               Relocated  or new                                          X
               laboratory fume hoods.

                                             Shell/Core   Shell/Core
  Elements            Description             Existing     Upgrade     Tenant
-----------   ----------------------------   ----------   ----------   ------
Fire          Combination                        X
Protection:   sprinkler/standpipe system
              with fire department valves.

              Fire service and                   X
              double-check valve assembly.

              Alarm check valve and              X
              stamese connection

              Floor Control valve                X
              assemblies and test drains.

              Sprinkler coverage to all          X
              core areas

              Branch distribution.                                        X

                                                  Shell/Core   Shell/Core
 Elements                Description               Existing      Upgrade    Tenant
---------   -----------------------------------   ----------   ----------   ------
Electric:   Pad-mounted utility-supplied              X
            480/277V transformer.

            480/277V, 3 phase, 4 wire main            X
            switchboard, 2500 amp, metered,
            for base building and tenant
            systems.

            Tenant meters at floors.                                           X

            Standby generator for tenant                                       X
            systems and equipment, including
            fuel storage and transfer system,
            and acoustic enclosure.

            Electric closets, if required, for                                 X
            tenant areas.

            Power distribution for tenant areas                                X

            Fire Alarm system and risers.                          X

            Fire Alarm devices in tenant                                       X
            spaces.

            Lighting in common and base                            X
            building areas.

            Lighting in tenant areas.                                          X

            Lighting protection system, if                                     X
            required.

            Telephone/data system, including                                   X
            service, risers, wiring, closets,
            and distribution.

            Security System including access                                   X
            control, CCTV, etc.

                                           Shell/Core   Shell/Core
Elements            Description             Existing     Upgrade     Tenant
---------   ----------------------------   ----------   ----------   ------
            Secondary file sprinkler                                   X
            coverage to lab areas.

            Flow switches, tamper              X
            switches, pressure switches.

            Modification of sprinkler                                  X
            piping and hand layout to
            suit tenant build-out and
            hazard index.

Plumbing:   Gas service and                    X            X
            distribution for base
            building and upgrade
            systems.

            Gas service and                                            X
            distribution for tenant
            systems.

            Extension of existing                                      X
            sanitary waste system into
            new lab areas areas.

            Existing lab waste                 X
            neutralization system.

            Additional lab                                             X
            neutralization system(s)
            for additional tenants.

            Existing lab waste and vent        X
            system.

            Modifications to laboratory                                X
            waste and vent system from
            lab sinks and equipment.

            Domestic water from meter          X
            to all core fixtures and
            wet columns and penthouse
            requiring cold water.
            Backflow preventers at
            entrance.

            Electric Domestic point of         X
            use water heaters and hot
            water supply piping to all
            core fixtures.

            Protected cold water system                     X
            and risers.

            Protected cold water                                       X
            distribution and check
            valves from risers to all
            lab sinks and equipment in
            tenant areas.

            Backflow devices for                                       X
            protected water system.

            Protected water heaters.                                   X

            Protected hot water                                        X
            distribution and
            circulation to all sinks
            and equipment requiring hot
            water.

            Tempered water systems to                                  X
            eye wash units and
            emergency showers in
            laboratory areas and
            electric water heater.

                                                Shell/Core   Shell/Core
Elements                Description              Existing      Upgrade    Tenant
--------   ----------------------------------   ----------   ----------   ------
HVAC:      Air handler capacity, 1.25 cfm/sf        X
           for base building and tenant
           office areas.

           Air handler capacity, 2.0 cfm/sf                      X
           for tenant lab areas, based on 70%
           lab/30% office.

           Exhaust capacity for common areas        X
           & toilets, per code

           Exhaust capacity for lab                                         X
           requirements, 2.0 cfm/sf of tenant
           lab area

           100% outdoor air handler(s) for                                  X
           animal facility, if required.

           Supply, return, & exhaust duct           X
           risers for base building systems

           Supply & exhaust duct risers for                      X
           base building upgrade systems

           Supply & exhaust duct risers for                                 X
           additional tenant systems

           Laboratory and fume hood exhaust                                 X
           risers.

           Supply, return, and exhaust                                      X
           system, including ductwork,
           control boxes, grilles, registers
           & diffusers in tenant areas.

           Air cooled chillers, 480 tons for        X
           base building systems.

           Hot water boilers 270 BHp for base       X
           building systems.

           Additional/Increased hot water                                   X
           boiler capacity for base building
           air handling capacity upgrade

           Additional hot water or steam                                    X
           boilers for tenant systems.

           Hot water risers and distribution        X            X
           for base building and upgrade
           systems.

                                        Shell/Core   Shell/Core
Elements           Description           Existing     Upgrade     Tenant
--------   --------------------------   ----------   ----------   ------
           Laboratory vacuum system                                 X
           distribution piping to
           outlets.

           Compressed air system and                                X
           distribution piping to
           outlets.

           Special gas cylinders and                                X
           piping (point-of-use).

           RO/DI grade water system                                 X
           and distribution piping to
           outlets.

                                               Shell/Core   Shell/Core
Elements                Description             Existing      Upgrade    Tenant
--------   ---------------------------------   ----------   ----------   ------
           Chilled water distribution for                        X
           base building air handling units.

           Air cooled chillers and chilled                                  X
           water distribution system for
           tenant use.

           Hot water distribution system                                    X
           within tenant areas.

           Automatic temperature control           X             X
           system for base building and
           upgrade systems.

           Automatic temperature control                                    X
           system for tenant areas and
           systems.

                                    EXHIBIT 2

                                  Exterior Work

1.    Install a landscaped barrier to reduce the view of the loading dock area.

2.    Perform improvements to the Property's landscaping.

3.    Create a new building entrance, Building lobby and stairwell.

                            FIRST AMENDMENT TO LEASE

      This is a First Amendment to Lease (this "Amendment") dated as of August 31, 2006 by and between Trustees of 4 Maguire Road Realty Trust under Declaration of Trust dated January 30, 1998 and filed with Middlesex County Registry District of the Land Court as Document No. 1054066 ("Landlord") and EPIX Delaware, Inc., a Delaware corporation ("Tenant").

      WHEREAS, Landlord and Predix Pharmaceutical Holdings, Inc. ("Predix") entered into a lease (the "Lease") dated January 25, 2005 with respect to certain premises in the building located at 4 Maguire Road, Lexington, Massachusetts;

      WHEREAS, pursuant to that certain Agreement and Plan of Merger dated April 3, 2006 (the "Merger Agreement") among Predix, EPIX Pharmaceuticals, Inc. ("EPIX") and Tenant, a wholly owned subsidiary of EPIX, Predix merged with and into Tenant and all the property, rights, privileges, powers and franchises of Predix vested in Tenant as the combined company, and all debts, liabilities, obligations and duties of Predix became the debts, liabilities, obligations and duties of Tenant as the combined company, and in furtherance of the foregoing, Tenant has succeeded to the interest of Predix as tenant under the Lease; and

      WHEREAS, Tenant desires to expand the premises demised by the Lease and extend the term of the Lease.

      NOW, THEREFORE, in consideration of the foregoing and for other consideration the receipt and sufficiency of which are hereby mutually acknowledged, Landlord and Tenant agree to amend the Lease as follows:

      1. Capitalized terms used herein without definition shall have the meanings ascribed to them by the Lease.

      2. Section 1.1 of the Lease is amended by amending the following defined terms contained therein to have the meanings hereinafter provided:

      Premises: From the Commencement Date through the day preceding the Expansion Date, the area (the "Initial Space") shown on Exhibit A. From and after the Expansion Date, the Premises shall be all of the rentable areas of the Building.

      Premises Rentable Area: 29,131 square feet through the day preceding the Expansion Date, and 57,303 square feet thereafter.

      Original Term: Commencing on October 15, 2005 (the "Commencement Date") and expiring on the date which is the day preceding the eighth anniversary of the Expansion Date.

      Annual Fixed Rent: Annual Fixed Rent shall be the sum of the amounts set forth below for the Initial Space and the Expansion Space and shall be in addition to the amounts (which have been paid by Tenant) which were due pursuant to Section 3.7 of the Lease for the period from June 1, 2005 through October 14, 2005.

                                  Initial Space

December 15, 2005 - December 14, 2006   $   474,543.99
December 15, 2006 - December 14, 2007   $   569,511.05
December 15, 2007 - December 14, 2010   $   728,275.00(per annum)
December 15, 2010 - December 14, 2012   $   801,102.50(per annum)
December 15, 2012 - End of Year 6       $   946,757.50(per annum)
Year 7                                  $   975,888.50
Year 8                                  $ 1,005,019.50

                                 Expansion Space

Year 1                                  $ 577,526.00(per annum)
Year 2                                  $ 802,902.00
Year 3                                  $ 831,074.00
Year 4                                  $ 859,246.00
Year 5                                  $ 887,418.00
Year 6                                  $ 915,590.00
Year 7                                  $ 943,762.00
Year 8                                  $ 971,934.00

      The first "Year" shall be the period beginning on the date (the "Expansion Rent Start Date") which is thirty (30) days following the Expansion Date and ending on the day preceding the first (1st) anniversary of the Expansion Date, with each succeeding Year being the twelve (12) month period following the preceding Year.

      The parties agree that upon the determination of the Expansion Date and Expansion Rent Start Date, the parties will upon request of either execute a schedule of the Annual Fixed Rent for the Initial Space and the Expansion Space that specifies the actual dates for which the applicable Annual Fixed Rent will be due, which, upon execution, shall be attached as Schedule 1 to this Amendment.

      If the Expansion Rent Start Date occurs on a day other than the first day of a calendar month, then Annual Fixed Rent for the Expansion Space shall be prorated for the balance of that month based upon the actual number of days from the Expansion Rent Start Date through the last day of said calendar month. Annual Fixed Rent relating to the Expansion Space for any month during which Annual Fixed Rent shall change after the first day of such month as a result of the commencement of a new Year during such month (and Annual Fixed Rent for each December through Year 6 pursuant to the schedule above for the Initial Space) shall be the sum of similarly pro-rated amounts for the period in such month prior to such change and the period in such month from and after such change.

      Tenant's Percentage: 50% until the day preceding the Expansion Date, and 100% thereafter.

      Security Deposit: $450,000 until August 28, 2006, $725,000 thereafter, subject to reduction as provided in Section 4.7.

      3. Section 2.4 of the Lease shall be deleted. Landlord and Tenant agree that the Premises Rentable Area identified in Section 1.1 (as amended hereby) is recited for administrative purposes only and that, although the Annual Fixed Rent and other calculations have been determined by reference to such square footage (regardless of the possibility that the actual measurement of the rentable area of the Premises may be more or less than the number identified, irrespective of measurement used), Annual Fixed Rent and such other results and defined terms shall not be changed.

      4. All of the rights and obligations of Landlord and Tenant pursuant to
Article 3 of the Lease have been satisfied. The parties have no other obligations thereunder, except that Section 3.5 of the Lease shall apply to Tenant's Work, and subject to the credit to Tenant for the remaining Landlord's Contribution, as further provided in the fourth paragraph of Section 11 of this Amendment.

      5. Tenant shall continue to have its statutory right to file for Tax abatements pursuant to Mass. Gen. Laws Ann. c. 59 Section 59.

      6. The fourth sentence of Section 4.7 of the Lease shall be amended by replacing the language preceding the semi-colon with the following:

            "The Security Deposit shall be reduced to $625,000 on December 15, 2007, to $525,000 on December 15, 2008, to $425,000 on December 15, 2009,
      to $325,000 on December 15, 2010 and to $225,000 on December 15, 2011".

      Language following the semi-colon shall remain in place. The Security Deposit may be increased as required hereby by means of an amended Letter of Credit or by a replacement Letter of Credit.

      7. From and after the Expansion Date, Tenant shall be entitled to use all parking spaces at the Property and to designate as many reserved spaces as it elects, notwithstanding Section 5.5(a) of the Lease to the contrary; provided that Landlord shall be entitled to use such spaces as shall be reasonably required to enable Landlord to comply with its obligations under the Lease and to exercise its rights thereunder.

      8. The following clause found in Section 6.1.9 of the Lease shall be deleted:

            ["any Leasehold Improvement Work except as may be determined by Landlord at the time of approval of Tenant's Plans or"].

      9. (a) The second paragraph of Section 6.2.7 of the Lease shall be amended by replacing the phrase "seventy percent (70%) of the Premises" with the following phrase:

            "one (1) floor of the Building."

            (b) Tenant shall, subject to the provisions of Section 6.2.7, be entitled to install a second Tenant's Sign on the exterior of the Building and an additional sign in the lobby of the Building. All exterior signs shall be a "Tenant's Sign" for purposes of Section 6.2.7. In addition, from and after the date of this Amendment, the right to install a building-mounted sign shall be exclusive to Tenant.

      10. Section 7.4 of the Lease shall be deleted.

      11. Tenant shall prepare plans and specifications ("New Plans") for any alterations and improvements it desires to have made to the Premises and shall submit such New Plans to Landlord for its approval pursuant to Section 6.2.5 of the Lease. All mechanical, electrical and plumbing plans and specifications shall be prepared by AHA. Notwithstanding any other provisions set forth in
Section 6.2.5, Richmond Group is hereby approved by Landlord as a contractor acceptable to Landlord to perform Tenant's Work.

      Following commencement of any work specified in the New Plans approved by Landlord ("Tenant's Work"), Tenant shall, in accordance with Section 6.2.5 hereof, Exhibit C and the New Plans, thereafter diligently and continuously perform such Tenant's Work until it is substantially complete.

      Tenant's Work shall be considered substantially complete and the "New Completion Date" shall occur on the first day as of which all of the following requirements have been met: (i) all work shown and described in the New Plans have been completed, with only punchlist items (i.e., minor and insubstantial details of decoration or mechanical adjustment) excepted; (ii) Tenant's architect has issued a certificate of substantial completion on the standard AIA form, which has been delivered to Landlord; (iii) all electrical, mechanical, plumbing and HVAC facilities installed by Tenant are functioning properly; and
(iv) all required governmental inspections have been successfully completed and a final certificate of occupancy has been issued for the Premises.

      Provided the Lease is then in full force and effect, Landlord shall provide Tenant with an improvement allowance (the "New Contribution") equal to the lesser of (i) the sum of $3,239,780.00 plus $194,000 (the latter amount being the balance remaining from Landlord's Contribution after payment of the cost of the Leasehold Improvement Work performed pursuant to Article 3 of the Lease and Associated Costs pursuant to Section 3.6 hereof), or (ii) the direct, third-party costs of Tenant's Work. For purposes hereof, the "cost" of Tenant's Work shall mean (1) fees paid to architectural and engineering professionals to prepare the New Plans; (2) contractor charges for labor and materials and profit to perform Tenant's Work; (3) filing fees and other permitting costs pertaining to Tenant's Work; and (4) a reasonable construction management fee payable to any independent construction management firm retained by Tenant to manage the construction of Tenant's Work.

      Notwithstanding the foregoing, Tenant may apply up to $100,000 of the New Contribution (and reduce the amount of New Contribution available for application against the cost of Tenant's Work on a dollar-for-dollar basis) toward the cost to be incurred by Tenant for new office furniture for the Premises; in which event Landlord shall reimburse Tenant up to such amount within thirty (30) days of request therefor together with paid invoices, and provided there shall exist no Default of Tenant and such invoices are delivered to Landlord by the date (the "Reimbursement Date") which is two (2) years after the Expansion Date. Tenant shall not be entitled to apply any portion of Landlord's Contribution (or the New Contribution) toward Annual Fixed Rent.

      Tenant may requisition Landlord for payment of the New Contribution monthly, provided that Landlord may withhold five percent (5%) of the amount due on each requisition paid prior to the New Completion Date (hereinafter "Progress Payments").

      Each requisition for a Progress Payment shall include (i) a detailed breakdown of the costs of Tenant's Work, (ii) a copy of each Application for Payment (on the standard AIA form) from Tenant's contractor for all contractor charges included in the requisition, (iii) copies of architectural invoices,
(iv) a copy of each Certificate for Payment (substantially on the standard AIA form) issued by Tenant's architect with respect to each Application for Payment submitted with the requisition, including, in addition to any certification to Tenant, the architect's certification to Landlord that all of Tenant's Work to be paid for by the Progress Payment has been completed in accordance with Tenant's Plans, (v) executed waivers of mechanic's or material supplier's liens (in such form as Landlord shall reasonably require) waiving, releasing and relinquishing all liens, claims and rights to lien under applicable laws on account of any labor, materials and/or equipment furnished by such party through the date of the requisition (provided that any such waiver may be conditioned upon receipt of the amount requested for such party in the requisition), and
(vi) a certification of Tenant that Tenant has made full payment for all Tenant's Work covered by the prior Progress Payments. Landlord shall make each Progress Payment (in an amount not to exceed the lesser of (x) the costs of Tenant's Work as evidenced by the documentation submitted with the applicable requisition, or (y) the balance of the New Contribution then remaining, less amounts retained by Landlord as hereinabove provided) to Tenant within thirty
(30) days after Landlord's receipt of a Progress Payment requisition with all required supporting documentation unless within such period, Landlord notifies Tenant of its rejection of all or part of such requisition as a result of Tenant's failure to comply with the requirements hereof, specifying the reasons therefor, and if Landlord so notifies Tenant, then upon reasonable satisfaction of such objections, Landlord shall pay any amount withheld within ten (10) days thereafter.

      After the occurrence of the New Completion Date, Tenant may submit a requisition to Landlord for payment of the balance of the New Contribution (the "Final Payment"). Such requisition shall include: (i) a final detailed breakdown of all of the costs of Tenant's Work and (ii) final mechanic's and material suppliers liens, and (iii) all other documentation required for the Progress Payment pursuant to the preceding paragraph as to the portion of Tenant's Work covered by the Final Payment. Landlord shall make the Final Payment within thirty (30) days after Landlord's receipt of a timely requisition for the Final Payment with all required supporting documentation unless, within such period, Landlord notifies Tenant of its rejection of all or part of such requisition as a result of Tenant's failure to comply with the requirements hereof, specifying the reasons therefor, and, if Landlord so notifies Tenant, then upon reasonable satisfaction of such objections, Landlord shall pay any amount withheld within ten (10) days thereafter.

      Notwithstanding the foregoing to the contrary, Landlord shall have no obligation to make any Progress Payment or the Final Payment at any time during which there shall be a Default of Tenant.

      Landlord shall perform the Shell and Core work identified on Exhibit 1 of the Lease to the area (the "Expansion Space") being added to the Premises pursuant to this Amendment. In addition, Landlord shall, at its sole cost and expense, remove all existing interior non-structural improvements in the Expansion Space including but not limited to interior walls (unless Tenant timely identifies them to be left in place), carpet, dropped ceilings, lights, and all mechanical, electrical and plumbing systems and shall level and repair the floor of the former conference area, all in order to leave the Expansion Space in "shell" condition. All of the work described in this paragraph is hereinafter referred to as the "New Landlord Construction".

      The "Expansion Date" shall be the earliest to occur of (i) the date on which the New Landlord Construction shall have been substantially completed,
(ii) March 1, 2007, or (iii) the date on which a temporary certificate of occupancy for the office portion of the Expansion Space shall have been issued.

      If the cost of Tenant's Work shall be less than $3,433,780.00, then any difference (less amounts applied toward furniture costs, as hereinabove provided) shall be made available to Tenant for the reimbursement of the cost of any alterations or improvements which Tenant elects to perform to the Premises after the New Completion Date in compliance with the terms of the Lease (including Landlord's approval of plans and specifications therefor), subject to the following conditions; Reimbursement shall be made by Landlord within thirty
(30) days following receipt by Landlord of invoices for such work from Tenant's contractor(s) and lien waivers from such contractors and any subcontractors, and provided there shall exist no default of Tenant; provided however Tenant must submit complete requisitions for such reimbursement for all but $94,000 of such balance on or before the Reimbursement Date; and must submit complete requisitions for the remaining $94,000 on or before October 15, 2009. Any amounts for which Tenant shall not timely provide completed requisitions by the aforesaid dates shall be forfeited.

      12. Landlord represents that as of the date of this Amendment it holds fee title to the Property and that no Superior Mortgage affects title thereto.

      13. The parties agree that inasmuch as the Premises are comprised of the Initial Space and the Expansion Space they are (together but not separately) subject to Tenant's rights as set forth in Section 2.3.

      14. Landlord hereby waives the net worth requirements of Section 6.2.1 of the Lease which would otherwise apply to the merger of Predix into EPIX Delaware, Inc. in consideration of the execution and delivery of this Amendment and the execution and delivery of a guaranty of the Lease (as amended hereby) by EPIX Pharmaceuticals, Inc. This waiver shall not apply to any subsequent events. Notwithstanding any other provision of Section 6.2.1 of the Lease, Landlord hereby acknowledges and agrees that the Premises may be occupied by Tenant and EPIX Pharmaceuticals, Inc. without any additional notice by Tenant but only so long as one is the parent of the other.

      15. Tenant warrants and represents that it has dealt with no broker, other than McCall & Almy, Inc. and Richard Barry Joyce & Partners in connection with the consummation of this Amendment, and in the event of any brokerage claims or liens, against Landlord or the Building predicated upon or arising out of prior deals with Tenant other than McCall & Almy, Inc or Richard Barry Joyce & Partners, Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claim, and to discharge any such lien.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment under seal as of the date first set forth above.

                                     LANDLORD:

                                     TRUSTEE OF 4 MAGUIRE ROAD REALTY TRUST

                                     By:  /s/ John C. Popeo
                                          ---------------------------------
                                          John C. Popeo, as Trustee and not
                                          individually

                                     TENANT:

                                     EPIX DELAWARE, INC.

                                     By:  /s/ Kim C. Drapkin
                                          ---------------------------------
                                          Name: Kim C. Drapkin
                                          Title: CFO